UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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Notice of 2015 Annual
Meeting of Shareholders

Thursday, April 2, 2015
10:00 AM EDT

“It is important that your shares are represented and voted at the Annual Meeting whether or not you plan on attending the meeting.”

Dear Fellow Shareholder:

On behalf of the Board of Directors, I invite you to attend FuelCell Energy’s 2015 Annual Meeting of Shareholders. The accompanying Proxy Statement and formal Notice of Annual Meeting provide the date, location and time of the meeting and fully describe the matters to be acted upon at the meeting. Information about the Company, its executive compensation program and corporate governance practices are provided within.

We encourage you to read the enclosed material carefully and give these proposals your consideration. The Board of Directors recommends the approval of the proposals being presented at the Annual Meeting as being in the best interest of the Company and its shareholders.

Please ensure that your shares are represented whether or not you plan on attending the meeting by casting your vote following the instructions on page 5 of the Proxy Summary.

FuelCell Energy’s Board of Directors, Leadership Team and other associates appreciate your continued commitment to the Company and thank you for your support.

Sincerely,

John A. Rolls

Chairman of the Board

February [XX], 2015

Notice of

2015 Annual Meeting

of Shareholders

Thursday, April 2, 2015

10:00 a.m. EDT

Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut

MATTERS TO BE VOTED ON:

1.	to elect seven (7) directors to serve for the ensuing year and until their successors are duly elected and qualified;
2.	to ratify the selection of the independent registered public accounting firm for fiscal 2015;
3.	to amend the FuelCell Energy, Inc. Amended and Restated Articles of Incorporation increasing its authorized common stock from 400,000,000 to 475,000,000 shares;
4.	to amend the FuelCell Energy, Inc. Amended and Restated Section 423 Employee Stock Purchase Plan, increasing the number of shares reserved for issuance from 1,900,000 to 2,900,000;
5.	to authorize the Board of Directors to effect a reverse stock split and proportionately reduce the number of authorized shares of common stock in connection with a reverse stock split (such authorization to expire on April 2, 2016); and
6.	to transact such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 6, 2015 are eligible to vote at the meeting.

INFORMATION REGARDING ADMISSION TO THE 2014 ANNUAL MEETING

To attend the 2015 Annual Meeting, please follow the advance registration instructions on page 5.

If you do not expect to be present at the meeting, please vote your shares according to the instructions under “How to Cast Your Vote” on page 5 of the Proxy Summary.

February [XX], 2015

By Order of the Board of Directors,

Michael S. Bishop

Corporate Secretary

EQUITY COMPENSATION PLAN AND WARRANT INFORMATION		35

AUDIT AND FINANCE COMMITTEE REPORT		36

Independent Registered Public Accounting Firm Fees		36

OTHER VOTING ITEMS		37

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm for fiscal 2015	37
Proposal 3	Amendment of the FuelCell Energy, Inc. Amended & Restated Articles of Incorporation Increasing Its Authorized Common Stock From 400,000,000 Shares to 475,000,000 Shares	37
Proposal 4	Amendment of the FuelCell Energy, Inc. Amended & Restated Section 423 Employee Stock Purchase Plan, increasing the number of shares reserved for issuance from 1,900,000 to 2,900,000	39
Proposal 5	Authorize the Board to Effect a Reverse Stock Split and Proportionately Reduce the Number of Authorized Shares of Common Stock in Connection with a Reverse Stock Split (such authorization to expire on April 2, 2016)	40

ADDITIONAL INFORMATION AND OTHER MATTERS		46

General		46
Shareholder Proposals for the 2016 Annual Meeting		46
Quorum and Vote Required		47
Voting by Proxy		47
Annual Report and Form 10-K		47
Other Matters		48
Information About Advance Registration for Attending the Annual Meeting		48
Annex A	FuelCell Energy, Inc. Amended & Restated Section 423 Employee Stock Purchase Plan	49

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Proxy Summary

This summary highlights information contained throughout this proxy statement. This summary does not contain all of the information that you should consider, and you should read the entire proxy statement carefully before casting your vote. Page references are provided to help you locate further information within this proxy statement.

Eligibility to Vote (page 2)

You are eligible to vote if you were a shareholder of record at the close of business on February 6, 2015.

How to Cast Your Vote

You can vote by any of the following methods until 11:59 p.m. (Eastern Standard Time) on April 1, 2015:

By internet at www.proxyvote.com. Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions;

By internet using your tablet or smartphone by scanning the following QR Code 24/7 to vote with your mobile device (may require free software download):

Have your 12-Digit Control Number from your proxy card or notice when you access the web site and follow the simple instructions;

By telephone at 1-800-690-6903. Have your 12-Digit Control Number from your proxy card or notice when you call and follow the simple instructions or

By mail by casting your ballot, signing and timely mailing your Proxy Card

Meeting Attendance

Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to attend the meeting.

Company Profile

FuelCell Energy’s Direct FuelCell® (DFC®) power plants are generating ultra-clean, efficient and reliable power at more than 50 locations worldwide. With more than 300 megawatts of power generation capacity installed or in backlog, FuelCell Energy is a global leader in providing ultra-clean baseload distributed generation to utilities, industrial operations, universities, municipal water treatment facilities, government installations and other customers around the world. The Company’s DFC power plants have generated more than three billion kilowatt hours of ultra-clean power using a variety of fuels including clean natural gas as well as renewable biogas from wastewater treatment and food processing. For more information, please visit www.fuelcellenergy.com.

See us on YouTube

Direct FuelCell, DFC, DFC/T, DFC-H2 and FuelCell Energy, Inc. are all registered trademarks of FuelCell Energy, Inc. DFC-ERG is a registered trademark jointly owned by Enbridge, Inc. and FuelCell Energy, Inc.

Corporate Governance (page 11)

•	The Role of the Board and Board Leadership
•	Board Leadership Structure
•	Continuing Education and Self-Evaluation
•	Code of Ethics
•	Whistleblower Policy
•	Risk Oversight
•	Anti-Hedging Policy
•	Compensation Recovery Policy
•	Stock Ownership Guidelines

Board Nominees & Committees of the Board (pages 8 - 17)

•	Director Qualifications and Biographies
•	Criteria for Board Membership
•	Director Independence
•	Committees and Meeting Attendance

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Named Executive Officers (“NEOs”) (pages 9 & 18)

Name	Age	Occupation	Since	Previous Position at FCE	Hired
Arthur A. Bottone	54	President and Chief Executive Officer	2011	Senior Vice President and Chief Commercial Officer	2010
Michael S. Bishop	47	Senior Vice President, Chief Financial Officer, Corporate Secretary, Treasurer	2011	Vice President, Corporate Controller	2003
Anthony F. Rauseo	55	Senior Vice President and Chief Operating Officer	2010	Vice President of Engineering and Chief Engineer	2005

2014 Executive Compensation (page 19)

NEO Compensation includes cash & equity represented by:

•	Base Salary
•	Annual Incentive Awards
•	Long-term Incentive Compensation

2014 Executive Total Compensation Mix for NEOs (page 19)

2014 Executive Compensation Summary for NEOs (page 25)

			Non-Equity
		Stock	Incentive Plan	All Other
	Salary	Awards	Compensation	Compensation	Total
Name	($)	($)	($)	($)	($)
Arthur A. Bottone	401,931	375,000	200,079	2,016	979,026
Michael S. Bishop	267,346	225,000	94,500	2,674	589,520
Anthony F. Rauseo	296,223	275,000	104,200	2,629	678,052

2014 Director Compensation (page 31)

Auditors (page 36)

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending October 31, 2015.

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Voting Matters (page 2)

			Page
		Management	Reference (for
		Recommendation	more detail)
1.	To elect (7) directors to serve for the ensuing year and until their successors are duly elected and qualified	FOR each Director Nominee	8
2.	To ratify the selection of the independent registered public accounting firm for fiscal 2015	FOR	37
3.	To amend the FuelCell Energy, Inc. Amended and Restated Articles of Incorporation increasing its authorized common stock from 400,000,000 to 475,000,000 shares;	FOR	37
4.	To amend the FuelCell Energy, Inc. Amended and Restated Section 423 Employee Stock Purchase Plan, increasing the number of shares reserved for issuance from 1,900,000 to 2,900,000; and	FOR	39
5.	To authorize the Board of Directors to effect a reverse stock split and proportionately reduce the number of authorized shares of common stock in connection with a reverse stock split.	FOR	40

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Proxy Statement

This Proxy Statement is furnished to the shareholders of FuelCell Energy, Inc. (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company (the “Board”) to be voted at the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) and at any adjournment thereof. The Annual Meeting will be held at the Hartford Marriott Downtown, 200 Columbus Blvd, Hartford, Connecticut on Thursday, April 2, 2015 at 10:00 a.m. Eastern Standard Time. The Company is a Delaware corporation. The Board of Directors has set the close of business on February 6, 2015 as the record date for the determination of shareholders of the Company’s common stock, par value $0.0001 per share, who are entitled to notice of and to vote at the Annual Meeting. As of February 6, 2015 there were [XXXXX] shares of common stock outstanding and entitled to vote on all matters at the Annual Meeting. Holders of common stock outstanding at the close of business on the record date will be entitled to one vote for each share held by them on the record date.

The approximate date on which this Proxy Statement and the accompanying proxy card are first being sent or given to shareholders is February 20, 2015.

Proposal 1	Election of Directors

Seven directors are to be elected at the Annual Meeting, each to hold office until the next annual meeting of shareholders and until a successor is elected and qualified. It is the intention of the persons named in the enclosed form of proxy to vote, if authorized, for the election of the seven nominees named below as directors.

All of the nominees are present directors of the Company. If any nominee declines or is unable to serve as a director (which is not anticipated), the persons named as proxies reserve full discretion to vote for any other person who may be nominated.

Director Qualifications and Biographies

As part of the nominating process when selecting individuals to become members of the Board, the Nominating and Corporate Governance Committee seeks candidates that possess a diverse mix of skills, qualifications, experience, perspectives, talents, backgrounds and education that will assist the Board in fulfilling its responsibilities, oversee management’s execution of strategic objectives, and represent the interests of all of the Company’s shareholders.

The Nominating and Corporate Governance Committee periodically assesses the skills and experience of the Company’s current directors to ensure that the composition of the Board collectively represents broad perspectives, knowledge and experience in order to properly oversee the business affairs of the Company.

Some of these areas of expertise are described below:
•	Commercialization
•	Industrial Energy
•	Corporate & International Finance
•	General Management
•	Government Affairs
•	Investment Partnership
•	Legal
•	Leadership
•	Regulatory
•	Manufacturing

No less than two-thirds of the Company’s Board of Directors are considered Independent Directors as such term is defined in Nasdaq Rule 5605(a)(2).

Further information about the Company’s corporate governance practices, the responsibilities and functioning of the Board and its committees, director compensation and related party transactions is found throughout this proxy statement.

The Board of Directors recommends that Shareholders vote “FOR” the proposal to elect each of the seven nominees listed below as directors of the company.

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Director Nominees

Following are the names and ages of each director nominee, their principal occupation, the year in which each was first elected as a director of the Company, and their business experience for at least the past five years. The Company believes that the broad leadership backgrounds and diverse characteristics of each director nominee qualify them to serve as members of the Company’s Board of Directors.

ARTHUR A. BOTTONE Principal Occupation: President and Chief Executive Officer Director since 2011 Age 54

Mr. Bottone joined FuelCell Energy in February 2010 as Senior Vice President and Chief Commercial Officer and was promoted to President and Chief Executive Officer in February 2011. Mr. Bottone’s focus is to accelerate and diversify global revenue growth to achieve profitability by capitalizing on heightened global demand for clean and renewable energy. Mr. Bottone has broad experience in the power generation field including traditional central generation and alternative energy. Prior to joining FuelCell Energy, Mr. Bottone spent 25 years at Ingersoll Rand, a diversified global industrial company, including as President of the Energy Systems business. Mr. Bottone’s qualifications include extensive global business development, technology commercialization, power generation project development as well as acquisition and integration experience.

Mr. Bottone received an undergraduate degree in Mechanical Engineering from Georgia Institute of Technology in 1983, and received a Certificate of Professional Development from The Wharton School, University of Pennsylvania in 2004.

RICHARD A. BROMLEY Principal Occupation: Retired Vice President - Law and Government for AT&T Independent Director since 2007 Age 80

Mr. Bromley retired as Vice President - Law and Government Affairs at AT&T. During his 38-year career at AT&T, he served as an attorney for Pacific Northwest Bell, Western Electric, Bell Labs, and as a general attorney in AT&T’s New York headquarters. As VP-Law and Government Affairs, Mr. Bromley was responsible for all of AT&T’s legal, regulatory and governmental matters west of the Mississippi. He is a member of the bar in California, New York, Washington, and Oregon, as well as the United States Supreme Court. He is currently engaged in the general practice of law in California. Mr. Bromley brings executive leadership experience and valuable perspective due to his background in law and governmental affairs.

JAMES HERBERT ENGLAND Principal Occupation: Chief Executive Officer of Stahlman-England Irrigation Inc. Independent Director since 2008 Age 68

Mr. England is a Corporate Director and has been the CEO of Stahlman-England Irrigation, Inc. since 2000. Prior to that, Mr. England spent 4 years as Chairman, President and CEO of Sweet Ripe Drinks, Ltd., a fruit beverage company. Prior to that, he spent 18 years at John Labatt Ltd., a $5 billon public company, and served as the company’s CFO from 1990-1993. Mr. England started his career with Arthur Andersen & Co. in Toronto after serving in the Canadian infantry. Mr. England is a director of Enbridge Inc., Enbridge Energy Management, LLC, Enbridge Energy Company, Inc., Midcoast Holdings LLC and is a past member of the board of directors of John Labatt Ltd., Canada Malting Co., Ltd., and the St. Clair Paint and Wallpaper Corporation. Among other qualifications, Mr. England has executive leadership experience including an in-depth understanding of corporate and international finance. He also has a deep insight into the energy industry and the needs, challenges and global opportunities of the Company in particular.

WILLIAM A. LAWSON Principal Occupation: Retired Chairman of the Board of Newcor, Inc. Independent Director since 1988 Age 81

Mr. Lawson was the Chairman of the Board of Newcor, which designed and manufactured products principally for the automotive, heavy-duty, agricultural and industrial markets and focused on two core competencies: precision machined components and molded rubber and plastic products. Newcor operated six companies with 1,000 employees and now operates as part of EXX, Inc. Mr. Lawson was also President of W.A. Lawson Associates, an industrial and financial consulting firm. Among other qualifications, Mr. Lawson has executive leadership experience as a chairman of a manufacturing company. He also has financial expertise and a broad understanding of industrial technology.

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JOHN A. ROLLS

Principal Occupation: Managing Partner Core Capital Group, a private investment partnership
Independent Director since 2000
Lead Independent Director from 2007 - 2011
Chairman of the Board of Directors since 2011
Age 73

Mr. Rolls was appointed Chairman of the Board of Directors in March 2011. He is Managing Partner of Core Capital Group and Principal of Cove Harbor Partners LLC., both of which are private investment partnerships. Previously, he was President and Chief Executive Officer of Deutsche Bank North America, Executive Vice President and Chief Financial Officer of United Technologies, Senior Vice President and Chief Financial Officer RCA, Treasurer, Monsanto Company and CFO Monsanto Europe, Brussels Belgium. Among other qualifications, Mr. Rolls has executive leadership experience as President and Chief Executive Officer of a leading global investment bank and Executive Vice President and Chief Financial Officer of a major public company. Mr. Rolls also has extensive financial expertise and a broad understanding of advanced technologies.

CHRISTOPHER S. SOTOS Principal Occupation: Senior Vice President – Strategy and Mergers and Acquisitions of NRG Energy, Inc. Director since 2014 Age 43

Mr. Sotos has served as Senior Vice President—Strategy and Mergers and Acquisitions of NRG since November 2012. Previously, he served as NRG’s Senior Vice President and Treasurer from March 2008 to September 2012. In this role, he was responsible for all treasury functions, including raising capital, valuation, debt administration and cash management. Mr. Sotos joined NRG in 2004 as a Senior Finance Analyst, following more than nine years in key financial roles within the energy sector and other industries for Houston-based companies such as Koch Capital Markets, Entergy Wholesale Operations and Service Corporation International. Mr. Sotos is a director of NRG Yield. Mr. Sotos brings strong financial and accounting skills to our board of directors. Mr. Sotos has significant experience in mergers and acquisitions, capital raising and other treasury functions.

TOGO DENNIS WEST, JR. Principal Occupation: Chairman of TLI Leadership Group Independent Director since 2008 Age 72

Mr. West is Chairman of TLI Leadership Group, a strategic consulting firm, since 2006. He serves on the boards of Krispy Kreme Doughnuts, Inc. and Bristol-Myers Squibb. From 2001-2014, Mr. West served as Chairman of Noblis, Inc., a non-profit science, technology and strategy organization. He has practiced law as managing partner in the New York law firm of Patterson Belknap Webb and Tyler and was of counsel to the D.C. based law firm of Covington & Burling. Mr. West also served as General Counsel to the Departments of Defense and the Navy. He was Senior Vice President for Government Affairs with Northrop Corporation. Mr. West served as Secretary of the United States Department of Veterans Affairs from 1998 to 2000 and Secretary of the United States Army from 1993 to 1998. Among other qualifications, Mr. West has executive leadership experience in the private sector and at the highest levels of government. He brings an extensive background in the military, government, and legal profession to the Company.

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Corporate Governance

THE ROLE OF THE BOARD AND BOARD LEADERSHIP

The Company is committed to providing the highest standards of business conduct and integrity and strong corporate governance practices. The Board of Directors has therefore adopted Corporate Governance Principles which provide the framework for achieving effective corporate governance and best practices. The business affairs and assets of the Corporation are governed by and under the direction of the Board of Directors. The Corporate Governance Principles can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

The Board maintains separate roles of the CEO and Chairman. The Board believes that this leadership structure demonstrates the Company’s commitment to effectively monitor and oversee compliance with applicable laws and regulatory requirements and to maintain sound corporate governance principles and best practices.

The general supervision of the affairs of the Corporation is the responsibility of Company’s President and CEO. In addition, the President and CEO is accountable for achieving the Company’s strategic goals. The independent Chairman serves as the principal representative of the Board of Directors and as such, presides at all Board and committee meetings.

The Company’s Board and committees of the Board regularly engage with senior management to ensure management accountability, review management succession planning, approve the Company’s strategy and mission, execute the Company’s financial and strategic goals, oversee risk management and review and approve executive compensation.

CONTINUING EDUCATION AND SELF-EVALUATION

The Board believes that continuing education by the Board and management is key to supporting the Company’s commitment to enhancing its corporate governance practices. The Board and management are therefore regularly updated on corporate governance matters, including industry and regulatory developments, strategies, operations and external trends and other issues that may affect the Company. In addition, Board members participate in a board education program which provides continuing education relevant to director and committee roles and responsibilities.

As part of the Board’s commitment to improve performance and effectiveness, self-assessments of the Board and each of its committees are conducted annually. The results of these assessments are reviewed by the Nominating and Corporate Governance Committee and the full Board.

CODE OF ETHICS

FuelCell Energy, Inc. is committed to high standards of ethical, moral and legal business conduct and to the timely identification and resolution of all such issues that may adversely affect the Company, its clients, employees or shareholders.

The Company has adopted a Code of Ethics (the “Code”), which applies to the Board of Directors, NEOs, Vice Presidents and other members of management. The Code provides a statement of certain fundamental principles and key policies and procedures that govern the conduct of the Company’s business. The Code covers all major areas of professional conduct, including employment policies, conflicts of interest, intellectual property and the protection of confidential information, as well as strict adherence to all laws and regulations applicable to the conduct of our business. As required by the Sarbanes-Oxley Act of 2002, our Audit & Finance Committee has procedures to receive, retain and treat complaints received regarding our accounting, internal accounting controls or auditing matters and to allow for the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters. The Code can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

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WHISTLEBLOWER POLICY

The Company’s Whistleblower Policy covers reporting of suspected misconduct, illegal activities or fraud, including questionable accounting, financial control and auditing matters, federal securities violations or other violations of federal and state laws or of the Company’s Code of Ethics.

We have established a written protocol with a third party vendor which ensures that all complaints received will be reported directly to the designated representative of the Audit & Finance Committee of the Board of Directors without going through the Company’s management channels.

The third party vendor shall offer anonymity to whistleblowers and assure those who identify themselves that their confidentiality will be maintained, to the extent possible, within the limits proscribed by law. No attempt will be made to identify a whistleblower who requests anonymity.

ANTI-HEDGING POLICY

Under the terms of the Company’s Insider Trading policy, all key employees, including but not limited to the NEOs and Directors, are prohibited from engaging in any hedging transaction involving shares of the Company’s securities or the securities of the Company’s competitors, such as a put, call or short sale.

COMPENSATION RECOVERY POLICY

On December 18, 2014, the Company adopted a Compensation Recovery (“Clawback”) policy that allows the Board of Directors to seek recovery of any erroneously paid incentive compensation made to any current or former executive officer of the company in the event of an accounting restatement that results in a recalculation of a financial metric applicable to an award if, in the opinion of the Board, such restatement is due to the misconduct by one or more of the Company’s executive officers. The amount subject to recoupment will, at a minimum, be equal to the difference between what the executive received and what he or she would have received under the corrected financial metrics over the three-year period prior to the restatement. Under the policy, the Board of Directors will review all performance-based compensation awarded to or earned by the executive officer on the basis of performance during fiscal periods materially affected by the restatement. If, in the opinion of the Board, the Company’s financial results require restatement due to the misconduct by one or more of the Company’s executive officers, the Board may seek recovery of all performance-based compensation awarded to or earned by the executive officer during fiscal periods materially affected by the restatement, to the extent permitted by applicable law.

For purposes of this Policy, the following terms shall have the meanings set forth below:

“Executive Officer” shall mean any current or former officer who was designated an executive officer by the Board of Directors (as defined under the Securities and Exchange Act of 1934, as amended) and who was actively employed as an executive officer of the Company on or after the date this policy was first adopted.

“Incentive Compensation” shall mean all variable remuneration including the annual incentive awards and all forms of equity-based compensation, vested and unvested, and any gains realized from vested long-term incentive awards.

“Misconduct” shall mean a knowing violation of SEC rules and regulations or Company policy as determined by the Board of Directors. Such misconduct may include: i) material noncompliance with any financial reporting requirement under the securities laws; ii) materially disruptive activities including the willful act of fraud or recklessness in the performance of the executive officer’s duties or iii) ethical or criminal violations.

The Compensation Recovery Policy can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

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STOCK OWNERSHIP GUIDELINES

On December 18, 2014, the Company has established a minimum stock ownership policy applicable to each of the independent directors of the Board and the NEOs. Our stock ownership requirements are based on a fixed number of shares, as shown in the table below:

Position	Ownership Guideline
President and Chief Executive Officer	At least 300,000 shares
All other Section 16 Executive Officers	At least 150,000 shares
Non-Employee Independent Directors	At least 50,000 shares

Executives subject to the guidelines must meet the ownership requirement within five years from the date they are appointed to an officer position. The non-employee independent directors of the Board are expected to achieve target ownership levels within 5 years of commencement of service as a director. For purposes of meeting the applicable Ownership Guidelines, stock that counts towards satisfaction of FuelCell’s Stock Ownership Guidelines includes:

•	FuelCell Energy common stock owned (i) directly by the officer or director or, his or her spouse, (ii) jointly by the officer or director or, his or her spouse, and (iii) indirectly by a trust, partnership, limited liability company or other entity for the benefit of the officer or director, or his or her spouse;
•	100% of Restricted Stock Awards (vested and unvested) issued under the Company’s Equity Incentive Plans;
•	100% of Common Stock issued under the Company’s Employee Stock Purchase Plan;
•	100% of unexercised Stock Options (vested and unvested) issued under the Company’s Equity Incentive Plans; and
•	100% of deferred stock units issued under the Company’s Director’s Deferred Compensation Plan.

Officers and directors must maintain at least 50% of the stock received from equity awards (on a shares issued basis) until the specified minimum ownership requirement level is achieved.

Stock Holding Requirements

Once the stock ownership guideline has been achieved, officers will be required to maintain stock holding requirements for the duration of their employment with the Company and for directors, until their cessation of service from the Board.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1 million paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company periodically reviews the potential consequences of Section 162(m) on the components of its executive compensation program. Executive compensation paid during fiscal 2014 complied with Section 162(m) to the extent it was applicable.

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 for all stock-based awards.

ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award. The Stock Ownership Guidelines can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com.

RISK OVERSIGHT

The Board has overall responsibility for the oversight of risk management at our Company. Day to day risk management is the responsibility of management, which has implemented processes to identify, assess, manage and monitor risks that face our Company. Our Board, either as a whole or through its Committees, regularly discusses with management our major risk exposures, their potential impact on our Company, and the steps we take to monitor and control such exposures.

While our Board has general oversight responsibility for risk at our Company, the Board has delegated some of its risk oversight duties to the various Board Committees. The Nominating and Corporate Governance Committee oversees risks related to corporate governance. The Government Affairs Committee considers regulatory and policy risk. The Audit and Finance Committee is responsible for generally reviewing and discussing the Company’s policies and guidelines with respect to risk assessment and risk

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management. It focuses on the management of financial risk exposure and oversees financial statement compliance and control environment risk exposure and oversees policies with respect to financial risk assessment. The Audit and Finance Committee also considers financial risk management including, risks relating to liquidity, access to capital and macroeconomic trends and risks.

The Compensation Committee assists our Board in overseeing the management of risks arising from our compensation policies, and programs related to assessment, selection, succession planning, training and development of executives of the Company. Each of the Board Committees reviews these risks and then discusses the process and results with the full Board.

COMMUNICATING WITH DIRECTORS

The Company has established a process by which shareholders or other interested parties can communicate with the Company’s Board of Directors or any of the Company’s individual directors, by sending their communications to the following address:

FuelCell Energy, Inc. Board of Directors

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

Alternatively, communications can be submitted electronically via the Company website at http://fcel.client.shareholder.com/contactBoard.cfm.

Shareholder communications received by the Company’s Corporate Secretary will be delivered to one or more members of the Board of Directors or, in the case of communications sent to an individual director, to such director.

BOARD OF DIRECTORS AND COMMITTEES

Meeting Attendance

All directors serving at the time of the Company’s 2014 annual meeting were in attendance at the meeting. Regular attendance at Board meetings is expected by each Board member. The Board held six meetings in fiscal 2014. Each director attended more than 75% of the total number of Board and Committee meetings on which the director served during fiscal 2014.

Independent Directors

The Board of Directors has determined that five of the seven Board members are independent directors, in accordance with the director independence standards of the Nasdaq Stock Market, including Nasdaq Rule 5605(a)(2): Richard A. Bromley, James Herbert England, William A. Lawson, John A. Rolls and Secretary Togo Dennis West Jr. The independent directors meet regularly in executive session.

Board Committees

The Board of Directors has five standing committees: the Audit and Finance Committee, the Compensation Committee, the Executive Committee, the Government Affairs Committee and the Nominating and Corporate Governance Committee. These committees assist the Board of Directors to perform its responsibilities and make informed decisions.

Director	Audit & Finance	Compensation	Executive	Government Affairs Committee	Nominating and Corporate Governance
Arthur A. Bottone
Richard A. Bromley
J. H. England
William A. Lawson
John A. Rolls (Chairman of the Board of Directors)
Christopher S. Sotos
Togo Dennis West, Jr.

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Audit and Finance Committee

•	Members: 3
•	Independent: 3

Chairman: John Rolls

Financial Expert: J.H. England

Members: J.H. England and Togo Dennis West Jr.

Each of the Audit and Finance Committee members satisfies the definition of independent director and is financially literate as established in the Nasdaq Listing Standards. In accordance with Section 407 of the Sarbanes-Oxley Act of 2002, the Board has designated Mr. England as the Audit and Finance Committee’s “Audit Committee Financial Expert”.

The Audit and Finance Committee assists the Board in providing oversight as to the Company’s financial and related activities, including capital market transactions.

The principal duties of the Audit and Finance Committee are to:

•	Oversee management’s conduct of the Company’s financial reporting process, including reviewing the financial reports and other financial information provided by the Company, and reviewing the Company’s systems of internal accounting and financial controls;
•	Oversee the Company’s independent auditors’ qualifications and independence and the audit and non-audit services provided to the Company; and
•	Oversee the performance of the Company’s independent auditors.

The Audit and Finance Committee held twelve meetings during fiscal 2014. The Audit and Finance Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com. The Audit and Finance Committee’s report appears on page 36 of this proxy statement.

Compensation Committee

•	Members: 4
•	Independent: 4

Chairman: J.H. England

Members: Richard Bromley, William Lawson and Togo Dennis West Jr.

Each of the Compensation Committee members are independent directors under applicable Nasdaq rules and the Compensation Committee is governed by a Board-approved Charter stating its responsibilities. Members of the Compensation Committee are appointed by the Board of Directors.

The Compensation Committee is responsible for reviewing and approving the compensation plans, policies and programs of the Company to compensate the officers and directors in a reasonable and cost-effective manner.

The Compensation Committee’s overall objectives are to ensure the attraction and retention of superior talent, to motivate the performance of the executive officers in the achievement of the Company’s business objectives and to align the interests of the officers and directors with the long-term interests of the Company’s shareholders. To that end, it is the responsibility of the Compensation Committee to develop, approve and periodically review a general compensation policy and salary structure for executive officers of the Company, which considers business and financial objectives, industry and market pay practices and/or such other information as may be deemed appropriate.

It is the responsibility of the Compensation Committee to:

•	Review and recommend for approval by the independent directors of the Board the compensation (salary, bonus and other incentive compensation) of the Chief Executive Officer of the Company;
•	Review and approve the compensation (salary, bonus and other incentive compensation) of the other executive officers of the Company;
•	Review and approve perquisites offered to executive officers of the Company;
•	Review and approve corporate goals and objectives relevant to the compensation of executive officers of the Company and evaluate performance in light of the goals and objectives;
•	Review and approve all employment, retention and severance agreements for executive officers of the Company; and
•	Review the management succession program for the Chief Executive Officer, the NEOs and selected executives of the Company.

The Compensation Committee acts on behalf of the Board in administering compensation plans approved by the Board, in a manner consistent with the terms of such plans (including, as applicable, the granting of stock options, restricted stock, stock units and other awards, the review of performance goals established before the start of the relevant plan year, and the determination of performance compared to the goals at the end of the plan year). The Committee reviews and makes recommendations to the Board with respect to new compensation incentive plans and equity-based plans; reviews and recommends the compensation (annual retainer, committee fees and other compensation) of the Directors of the Board to the full Board for approval; and reviews and makes recommendations to the Board on changes in major benefit programs of the Company. Compensation Committee agendas are established in consultation with the committee chair. The Compensation Committee meets in executive session after each meeting.

The Compensation Committee held five meetings during fiscal 2014. The Compensation Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com. The Compensation Committee’s report appears on page 19 of this proxy statement.

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Executive Committee

•	Members: 3

•	Independent: 2

Chairman: Arthur Bottone

Members: William Lawson and John Rolls

During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all the powers of the Board in the management of the business and affairs of the Corporation, in such manner as the Committee shall deem best for the interests of the Corporation, in all cases in which specific instructions shall not have been given by the Board of Directors.

Government Affairs Committee

•	Members: 4
•	Independent: 2

Chairman: Richard Bromley

Members: Arthur Bottone, Christopher Sotos, and Togo Dennis West Jr.

The principle purpose of the Government Affairs Committee is to:

•	Monitor and oversee the Company’s government affairs strategy and initiatives, including federal and state legislative and regulatory proceedings;
•	Monitor the Company’s ongoing relations with government agencies; and
•	Advise the Board of the Company on performance in this regard.

The Government Affairs Committee held four meetings in fiscal 2014. The Government Affairs Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com

Nominating and Corporate Governance Committee

•	Members: 3
•	Independent: 3

Chairman: William Lawson

Members: J.H. England and John Rolls

The members of the Nominating Committee are all independent directors under applicable Nasdaq rules. Members of the Nominating Committee are appointed by the Board of Directors.

The principal duties of the Nominating Committee are to:

•	Identify individuals qualified to become members of the Board of Directors and recommend the persons to be nominated by the Board of Directors for election as directors at the annual meeting of shareholders or elected as directors to fill vacancies;
•	Review the Company’s corporate governance principles, assess and recommend to the Board any changes deemed appropriate;
•	Periodically review, discuss and assess the performance of the Board and the Committees of the Board;
•	Review the Board’s committee structure and make recommendations to the full Board concerning the number and responsibilities of Board committees and committee assignments; and
•	Periodically review and report to the Board any questions of possible conflicts of interest or related party transactions involving Board members or members of senior management of the Company.

The Nominating Committee will consider nominees for the Board of Directors recommended by shareholders. Nominations by shareholders must be in writing, and must include the full name of the proposed nominee, a brief description of the proposed nominee’s business experience for at least the previous five years, and a representation that the nominating stockholder is a beneficial or record owner of the Company’s common stock. Any such submission must also be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as director if elected. Nominations must be delivered to the Nominating Committee at the following address:

Nominating and Corporate Governance Committee

FuelCell Energy, Inc.

c/o Corporate Secretary

3 Great Pasture Road

Danbury, CT 06810

The Nominating Committee is required to review the qualifications and backgrounds of all directors and nominees (without regard to whether a nominee has been recommended by shareholders), as well as the overall composition of the Board of Directors.

The Nominating Committee held four meetings during fiscal 2014. The Nominating and Corporate Governance Committee charter can be found in the Corporate Governance sub-section of the section entitled “Investors” on our website at www.fuelcellenergy.com

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Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was an officer or employee of the Company during the fiscal year ended October 31, 2014. No executive officer or director of the Company had a relationship with the Company or any other company during fiscal 2014 which the SEC defines as a compensation committee interlock and requires disclosure to shareholders.

Mr. England, presently Chairman of the Compensation Committee, is a member of the Board of Directors of Enbridge Inc. (“Enbridge”), a business partner for the Company. For information as to the relationship between the Company and Enbridge, see “Certain Relationships and Related Transactions” on page 34.

Nasdaq Exchange Compensation Committee Listing Standards

Upon assessing the independence of Compensation Committee members as set forth by the Nasdaq Exchange Listing Standards, the Board has determined that each committee member satisfies the following member independence criteria:

•	No committee member has received compensation from the Company for any consulting or advisory services nor has he received any other compensatory fees paid by the Company (other than directors’ fees); and
•	No committee member has an affiliate relationship with the Company, a subsidiary of Company or an affiliate of a subsidiary of the Company.

Nasdaq Exchange Compensation Committee Advisor Listing Standards

Upon assessing the Compensation Committee advisor independence and potential conflicts of interest as set forth by the Nasdaq Exchange Listing Standards, the Compensation Committee has determined that the Company’s Compensation Adviser, Compensia, Inc. (the “Advisor”), satisfies the following independence criteria:

•	The Advisor has not provided in the last completed fiscal year ending October 31, 2014 or any subsequent interim period, any other services to FCE or its affiliated companies other than the Advisor’s work as a compensation advisor to the Company’s Compensation Committee;
•	Less than 1% of the Advisor’s total revenue was derived from fees paid by FCE in the last completed fiscal year ending October 31, 2014 and any subsequent interim period for work on behalf of the FCE Compensation Committee;
•	The Advisor has implemented policies and procedures designed to prevent conflicts of interest;
•	Neither the Advisor nor any of its employees or their spouses has any business or personal relationships with any members of the FCE Compensation Committee or any of FCE executive officers;
•	Neither the Advisor; employees or their immediate family members, currently own any FCE securities (other than through a mutual fund or similar externally-managed investment vehicle); and
•	The Advisor is unaware of any relationship not identified in the response to the statements above that could create an actual or potential conflict of interest with FCE or its affiliated entities, any members of the FCE Compensation Committee or any of FCEs executive officers.

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BIOGRAPHIES OF EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

MICHAEL S. BISHOP
Principal Occupation: Senior Vice President, Chief Financial Officer, Corporate Secretary and Treasurer Age 47

Mr. Bishop was appointed Senior Vice President, Chief Financial Officer, Corporate Secretary, and Treasurer in June 2011. He has more than 20 years of experience in financial operations and management with public high growth technology companies with a focus on capital raising, project finance, debt/treasury management, acquisition integration, strategic planning, internal controls, and organizational development. Since joining the Company in 2003, Mr. Bishop has held a succession of financial leadership roles including Assistant Controller, Corporate Controller and Vice President and Controller. Prior to joining FuelCell Energy, Inc., Mr. Bishop held finance and accounting positions at TranSwitch Corporation, Cyberian Outpost, Inc. and United Technologies, Inc. He is a certified public accountant and began his professional career at McGladrey and Pullen, LLP. Mr. Bishop also served four years in the United States Marine Corps.

Mr. Bishop received a Bachelor of Science in Accounting from Boston University in 1993 and a MBA from the University of Connecticut in 1999.

ANTHONY F. RAUSEO
Principal Occupation: Senior Vice President and Chief Operating Officer Age 55

Mr. Rauseo was appointed Senior Vice President and Chief Operating Officer in July 2010. In this position, Mr. Rauseo has responsibility for closely integrating the manufacturing operations with the supply chain, product development and quality initiatives. Mr. Rauseo is an organizational leader with a strong record of achievement in product development, business development, manufacturing, operations, and customer support. Mr. Rauseo joined the Company in 2005 as Vice President of Engineering and Chief Engineer. Prior to joining Fuel Cell Energy, Mr. Rauseo held a variety of key management positions in manufacturing, quality and engineering including five years with CiDRA Corporation. Prior to joining CiDRA, Mr. Rauseo was with Pratt and Whitney for 17 years where he held various leadership positions in product development, production and customer support of aircraft turbines.

Mr. Rauseo received a Bachelor of Science in Mechanical Engineering from Rutgers University in 1983 and received a Masters of Science in Mechanical Engineering from Rensselaer Polytechnic Institute in 1987.

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Executive Compensation

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis (the “CD&A”) as set forth in this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in the Company’s Annual Report on Form 10-K for its fiscal year ended October 31, 2014 and its 2015 Proxy Statement filed in connection with the Company’s 2015 Annual Meeting of Shareholders.

Respectfully submitted by the Compensation Committee of the Board of Directors.

James Herbert England (Chairman)
Richard Bromley
William Lawson
Togo Dennis West, Jr.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

This Compensation Discussion and Analysis describes the philosophy and objectives of the executive compensation program underlying the compensation which is reported in the executive compensation tables included in this Proxy Statement for the following NEOs:

•	Arthur A. Bottone, President and Chief Executive Officer (the “CEO”)
•	Michael S. Bishop, Senior Vice President, Chief Financial Officer (the “CFO”), Corporate Secretary and Treasurer
•	Anthony F. Rauseo, Senior Vice President and Chief Operating Officer (the “COO”)

The compensation of the NEOs is reported in the Summary Compensation Table presented on page 25 of this Proxy Statement.

Highlights of the Company’s Fiscal 2014 Compensation Program

Executive compensation consists of three primary components: base salary, annual performance-based incentive awards and long-term equity incentive compensation in the form of restricted stock awards (“RSAs”).

We believed our 2013 compensation program was fundamentally sound and aligned to shareholder interests and therefore, made no structural changes to our compensation program for 2014. A significant portion of the total compensation for key employees, including the NEOs, is performance-based and “at risk” and, as described in this CD&A, demonstrates a transparent link between pay and performance. The following is a summary of the principal compensation actions during fiscal 2014 and the key features of our fiscal 2014 executive compensation program:

•	Effective January 1, 2014, Mr. Bottone’s base salary was increased from $392,400 to $404,200; Mr. Rauseo’s base salary was increased from $289,180 to $297,900; and Mr. Bishop’s base salary was increased from $256,200 to $270,000;
•	The fiscal 2014 Management Incentive Plan (the “MIP”) was structured such that the annual incentive awards were linked to the achievement of pre-established Company operational milestones and strategic initiatives which creates a performance-based compensation culture consistent with shareholder interests. For fiscal 2015, the MIP is similarly structured, and the operational milestones and strategic initiatives are described in detail on page 23 of this Proxy Statement;
•	Under the terms of the MIP, and consistent with past practice, the maximum annual incentive award payable was capped at 125% of the target award; the actual awards for fiscal 2014 performance (paid in fiscal 2015) were approved at 70% of target award levels for Messrs. Bishop and Rauseo and at 55% of the target award level for the CEO, based upon the level of achievement of the pre-established operational milestones and strategic initiatives for the year, and other factors which are described in detail on page 22 of this Proxy Statement;
•	Equity grants consisting of restricted stock awards ensure that our executives are focused on longer term shareholder value creation. Messrs. Bottone, Bishop, and Rauseo were granted RSAs with grant date fair values of $375,000, $225,000 and $275,000, respectively, as part of the Company’s annual long-term equity incentive compensation review;
•	In December 2014, the Company adopted minimum stock ownership guidelines and stock holding requirements applicable

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to the officers and the independent directors of the Board. The details of this policy are discussed on page 13 of this Proxy Statement;

•	In December 2014 the Company adopted a Compensation Recovery (“Clawback”) policy that allows the Board of Directors to seek recovery of any erroneously paid incentive compensation made to any current or former executive officer of the company in the event of an accounting restatement. The details of this policy are discussed on page 12 of this Proxy Statement;
•	The Company conducts regular risk assessments of its compensation programs and practices. The details of the most recent risk assessment are discussed on page 24 of this Proxy Statement;
•	The Company has a policy against hedging and pledging of Company stock held by officers and executives;
•	The Company does not offer any perquisites, executive class benefits, or tax “gross-ups”; and
•	The Company has established double-trigger change-in-control severance agreements with each of the officers, with payouts of two times base salary plus the average of the bonuses paid to him since the effective date of his employment agreement (for the CEO) and one times base salary plus the average of the bonuses paid to him since their appointment as executive officers of the Company (for the CFO and COO respectively).

Recent Shareholder Advisory Vote on Executive Compensation

At the 2014 Annual Meeting of Shareholders, the Company conducted a non-binding advisory vote of common stock shareholders on the compensation of the NEOs. At that meeting, approximately 91% of the votes cast by shareholders were voted to “approve” the compensation of the NEOs. At the 2011 Annual Meeting, shareholders indicated their preference that advisory votes on executive compensation be held every three years, a preference which the Board of Directors subsequently approved as practice for such votes.

Following the 2014 Annual Meeting, the Compensation Committee noted the favorable results of the advisory vote, reflecting widespread support from shareholders. Although none of the Compensation Committee’s subsequent actions or decisions with respect to the compensation of the NEOs were directly attributable to the results of the vote, the Compensation Committee believes that shareholder feedback on executive compensation matters should be considered as part of its deliberations and factors the result of these advisory votes, as well as any shareholder input received, into its compensation review process.

Compensation-Setting Process

The Compensation Committee is responsible for implementing and reviewing executive compensation plans, policies and practices in an effort to ensure the attraction and retention of the executive officers in a reasonable and cost-effective manner, to motivate their performance in the achievement of the Company’s business objectives and to align the interests of the executive officers with the long-term interests of shareholders.

The executive compensation program includes (i) a “fixed” component, which consists of base salary and health, welfare and retirement benefits and (ii) a “variable” component, which consists of an annual performance-based incentive award (the target amount of which is based on a percentage of base salary) and a long-term equity incentive award used to align a portion of each executive officer’s compensation with the long-term success of the Company and the interests of our shareholders.

The Compensation Committee reviews the base salary, target annual incentive award, long-term equity incentive award and target total direct compensation (which represents the sum of these three components) for each of the NEOs. The CEO makes recommendations to the Compensation Committee for annual merit increases in base salary, the annual incentive award payments and long-term equity incentive awards for each of the NEOs (other than himself). The Compensation Committee has the final authority to approve annual merit increases in base salary, annual incentive award payments and long-term equity incentive awards for the NEOs, except with respect to the CEO whose compensation is approved by the independent members of the Board of Directors.

Typically, the Compensation Committee makes any necessary adjustments to base salaries effective in January of each year. In addition, prior to the start of each fiscal year, the CEO develops the operational milestones and strategic initiatives for the year for the Company’s key employees, including the NEOs. These operational milestones and strategic initiatives represent key performance objectives which are incorporated into the MIP, which is then submitted to the Compensation Committee for consideration and approval. After the Company’s fiscal year-end financial results are available, the annual incentive award pool and individual annual incentive award payments for the NEOs for the just-completed fiscal year are approved by the Compensation Committee, except with respect to the CEO whose annual incentive award payment is approved by the independent members of the Board of Directors.

The Compensation Committee formulates its compensation decisions for the NEOs with input from the CEO, considering such factors as each NEO’s professional experience, job scope, past performance, tenure and retention risk. The Compensation Committee also considers prior fiscal year adjustments to compensation and historical annual incentive award payments and long-term equity incentive awards. Finally, the Compensation Committee considers current market practices, based on its review of executive compensation data for comparable companies, as well as current compensation trends, to ensure that the compensation we pay to the NEOs is both competitive and reasonable.

In 2013, the Compensation Committee engaged and obtained advice from Compensia, Inc., an independent executive compensation consulting firm (the “Advisor”), as to its compensation decisions for 2014. The Advisor did not provide any other services to the Company and worked with the Company’s management only on matters for which the Compensation Committee is responsible.

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Based on its consideration of the various factors as set forth in the rules promulgated by the SEC and the listing standards of Nasdaq, the Compensation Committee assessed the independence of the Advisor and concluded that no conflict of interest exists that would prevent the Advisor from serving as an independent consultant to the Compensation Committee.

Competitive Positioning

The Company periodically performs competitive market analyses of our executive and director compensation programs to ensure that the total compensation packages of the executive officers and the members of the Board of Directors are within a reasonably competitive range. In connection with its fiscal 2014 compensation actions and decisions, the Compensation Committee considered the competitive market analysis that had been performed by the Advisor in 2013.

Competitive Market Analysis

In September 2013, the Compensation Committee directed the Advisor to conduct a competitive market analysis to be used in connection with its compensation decisions for fiscal 2014. To develop an updated compensation peer group, the compensation Committee reviewed the executive compensation practices of a group of publicly-traded companies (the “Updated Peer Group”) based on compensation data gathered from publicly-available filings and other resources including the Radford Global Technology Survey.

The Advisor worked with the Compensation Committee to develop the Updated Peer Group by screening an initial list of publicly-traded companies on the basis of revenue, market capitalization, total employees, growth rate and industry focus. These companies were then narrowed by identifying companies whose revenue ranged from approximately 0.5 to 2.5 times the Company’s revenue, and whose market capitalization ranged from approximately 0.3 to 3.0 times the Company’s market capitalization. The list was further refined by eliminating distressed companies and companies with international headquarters as pay practices and disclosure requirements may vary significantly from those found in the United States.

The Advisor also reviewed and considered other factors such as revenue growth, profitability, valuation (e.g., market capitalization as a multiple of sales) and business model. The final Updated Peer Group was selected based on the subjective evaluation of all of these factors, and then consisted of the following 17 companies:

Active Power	CECO Environmental	PowerSecure Int’l.
American Superconductor	Enphase Energy	Rentech
Ballard Power Systems, Inc.	Fuel Systems Solutions	SL Industries
Bel Fuse, Inc.	Fuel Tech	Ultralife
Broadwind Energy	Lime Energy	U.S. Ecology
Capstone Turbine Corp.	Magnetek

To complete the competitive market analysis of the executive compensation program, the Advisor then blended the Updated Peer Group data with aged survey data (weighted equally) to establish the market level for each of the executive officer positions.

In comparing the then-existing compensation arrangements of the NEOs with the competitive market analysis, the Compensation Committee determined that base salaries and target total cash levels for the NEOs fell between the 25th and 50th percentiles of the competitive market and were closely aligned with the Compensation Committee’s target pay positioning objective (approximately the midpoint of the 25th and 50th percentiles). The Compensation Committee also determined that fiscal 2013 long term incentive awards and total direct compensation fell between the 30th and 50th percentiles of the competitive market.

The Compensation Committee uses the market analysis as a reference point (or “market check”) to ensure that the executive compensation program is competitive with current market practices. In the case of each NEO, the Compensation Committee compares the overall compensation of each individual against the compensation data developed through the market analysis, if his position is sufficiently similar to the positions identified in the data to make the comparison meaningful. Ultimately, the Compensation Committee’s decisions with respect to each NEO’s total compensation, and each individual compensation component, are based in large part on its assessment of Company and individual performance as well as internal equity.

Fixed Compensation

The principal components of fixed compensation consist of base salary and benefits, such as the Company’s Section 401(k) Retirement Savings plan, and health, life and disability insurance.

Base Salary

Under the executive compensation program, the Compensation Committee views the purpose of base salary to fairly and competitively compensate the NEOs with a fixed amount of cash for the jobs they perform. In addition, base salaries are used to recognize the experience, skills, knowledge and responsibilities required of the NEOs. Accordingly, we seek to ensure that base salary levels are competitive and consistent with industry practices.

At the end of 2013, the Compensation Committee reviewed the base salaries of the NEOs. The Compensation Committee then evaluated the performance of the Company and these individuals, as well as their anticipated future contributions to the Company’s business objectives and the results of the competitive market

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analysis conducted. As a result, the Compensation Committee approved the base salaries for the NEOs for 2014 (except the CEO, whose base salary was approved by the independent members of the Board of Directors).

At the end of 2014, the Compensation Committee reviewed the base salaries of the NEOs and the results of the competitive market analysis. The Compensation Committee then evaluated the performance of the Company and these individuals, as well as their anticipated future contributions to the Company’s business objectives. As a result, the Compensation Committee approved the following increases for the NEOs (except the CEO, whose base salary was approved by the independent members of the Board of Directors):

	Base Salary Changes Effective January 1, 2015
	2014 Base	2015 Base	Increase	Increase
Name	($)	($)	($)%
Arthur A. Bottone	404,200	416,326	12,126	3.0
Michael S. Bishop	270,000	278,100	8,100	3.0
Anthony F. Rauseo	297,900	306,837	8,937	3.0

The base salaries of the NEOs for fiscal 2014 are reported in the Fiscal 2014 Summary Compensation Table on page 25 of this Proxy Statement.

Benefits

We offer medical and dental insurance to the NEOs and pay a portion of the premiums for these benefits consistent with the arrangements for non-executive employees. We also provide the NEOs and other eligible employees, at Company expense, group life and accidental death and dismemberment insurance benefits; short-term and long-term disability insurance benefits; paid time off benefits and other ancillary benefits (e.g., flexible spending accounts and an employee assistance program). Further, we offer a Section 401(k) Retirement Savings plan (the “401(k) Plan”) to our employees, including the NEOs.

Contributions to the 401(k) Plan are limited to an annual maximum amount as determined by the Internal Revenue Service. Effective January 1, 2012, the Company established a matching contribution equal to 1% of eligible base earnings. Effective January 1, 2015, the Company approved a matching contribution equal to 25% of the first 8% of elective salary deferrals, not to exceed 2.0% of eligible earnings. Participants are not permitted to receive or purchase shares of the Company’s common stock through the 401(k) Plan. The Company’s contributions to the retirement savings accounts of the NEOs for fiscal 2014 are included in the Summary Compensation Table on page 25 of this Proxy Statement.

Based on the Company’s philosophy that its executive compensation program should be simple and directly linked to performance, the compensation program for the named executive officers does not include any of the following pay practices:

•	Supplemental executive retirement benefits;
•	Supplemental health or insurance benefits; or
•	perquisites or other personal benefits.

Variable Compensation

Annual Incentive Awards

All managers and executives, including the NEOs, are eligible to participate in the MIP, an annual performance-based incentive plan, which is intended to motivate their performance in the achievement of the Company’s business objectives. The Compensation Committee determines the target annual incentive award opportunities (expressed as a percentage of base salary) under the MIP and considers the recommendations of the CEO with respect to the actual annual incentive award payments to be made to the MIP participants including the NEOs (other than with respect to his own award). The individual award payments, reflect (i) an individual’s target annual incentive award opportunity, (ii) our performance against a set of pre-established Company operational milestones; (iii) our performance against a set of pre-established Company strategic initiatives (in the case of the NEOs only); and (iv) adjustments for individual performance (in the case of all other MIP participants).

The annual incentive award payments for the NEOs are based on a review of our actual performance against the Company operational milestones (which represent 75% of the target annual incentive award opportunity) and performance against the Company strategic initiatives (which represent the remaining 25% of the target annual incentive award opportunity). The Compensation Committee may also exercise its discretion to adjust the size of potential award payments as it deems appropriate to take into account factors that enhance or detract from results achieved relative to the Company operational milestones and strategic initiatives. In this way, the Compensation Committee does not confine itself to a purely quantitative approach and retains discretion in determining award payments based on its review and assessment of results for the fiscal year. The Compensation Committee believes that linking the annual incentive awards for the NEOs to Company operational milestones and strategic initiatives creates a performance-based compensation opportunity that furthers shareholder interests.

The target annual incentive award opportunities for each NEO (expressed as a percentage of base salary) were established in 2011 at 90% for Mr. Bottone and 50% for each of the other NEOs, and these target award levels remained unchanged in fiscal 2014.

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Fiscal 2014 MIP and Results

For fiscal 2014, the overall design of the MIP remained unchanged from fiscal 2013, except for the Company operational milestones and strategic initiatives. The pre-established Company operational milestones for fiscal 2014 (and their respective weighting) involved: (1) securing new orders (40%); (2) enhancing fleet performance (15%); (3) achieving a specified gross margin (10%); (4) controlling operating expenses (10%); (5) maintaining a strong working capital position (10%); and (6) controlling warranty and quality costs (15%). The Compensation Committee developed target performance levels for each of these milestones that were consistent with our annual operating plan for fiscal 2014.

The pre-established Company strategic initiatives for fiscal 2014 (which were equally weighted) involved: (a) developing a new strategic partner; (b) completing the successful integration of Versa Power Systems; (c) completing the financing of certain projects; (d) executing on specified regulatory initiatives; (e) growing the Advanced Technology business; (f) achieving ISO 9001 certification; (g) upgrading the enterprise risk management framework; and (h) strengthening the Company’s balance sheet.

To accomplish the Company operational milestones and strategic initiatives for fiscal 2014, the management team, including the NEOs, was required to achieve target performance levels which were challenging, but achievable with diligent efforts throughout the year.

Under the MIP for fiscal 2014, performance against each of the Company operational milestones was evaluated based on a range of pre-established performance levels to obtain scores ranging from 0% to a maximum of 125%.

With respect to the fiscal 2014 Company operational milestones, the Compensation Committee determined that the Company had significantly exceeded milestones (2) and (5); achieved more than 75% of milestone (6); and achieved 50% of milestone (3). The Company did not meet milestones (1) and (4).

Comparing the Company’s actual performance against the range of pre-established target levels for these milestones, the Compensation Committee calculated a weighted score for each milestone, the sum of which yielded a total weighted score. The Company’s overall performance with respect to the operational milestones for fiscal 2014 resulted in a calculated aggregate weighted score of 49%.

With respect to the fiscal 2014 Company strategic initiatives, the Compensation Committee determined that the Company had fully achieved initiatives (a), (c) (f), (g) and (h); 75% of initiatives (d) and (e); and 50% of initiative (b). Comparing the Company’s actual performance against the pre-established target objectives for these initiatives, the Compensation Committee calculated a weighted score for each strategic initiative, the sum of which yielded a total weighted score. The Company’s overall performance with respect to the strategic initiatives for fiscal 2014 resulted in a calculated weighted score of 88%.

Applying the relative weighting of each performance category (75% for the operational milestones and 25% for the strategic initiatives), the Compensation Committee determined that the blended annual incentive award payment percentage was equal to 58% of the target award levels, which it then rounded down to 55%. After evaluating the NEOs’ overall performance for the year, and the recommendations of the CEO, the Compensation Committee approved annual incentive award payments for the NEOs (other than the CEO) for fiscal 2014 at 70% of the target award levels. The Committee also recommended to the independent members of the Board of Directors an award at 55% of the target level as the annual incentive award payment for the CEO.

As a result, the independent members of the Board of Directors (in the case of the CEO) and the Compensation Committee determined to pay Mr. Bottone an annual incentive award in the amount of $200,079, to pay Mr. Bishop an annual incentive award in the amount of $94,500 and to pay Mr. Rauseo an annual incentive award in the amount of $104,200.

The annual incentive award payments for the NEOs for fiscal 2014 are reported in the Fiscal 2014 Summary Compensation Table on page 25 of this Proxy Statement.

Fiscal 2015 MIP

For fiscal 2015, the Company will maintain the overall design of the MIP consistent with prior years. Company operational milestones and strategic initiatives have been updated to further advance the business. The pre-established Company operational milestones for fiscal 2015 (and their respective weighting) are as follows: (1) securing new orders (30%); (2) enhancing fleet performance (15%); (3) achieving a specified gross margin (20%); (4) controlling operating expenses (15%); and (5) achieving specified total revenue for the fiscal year (20%). The Compensation Committee developed target performance levels for each of these milestones that were consistent with our annual operating plan for fiscal 2015.

The Committee has also established strategic initiatives for fiscal 2015 applicable to the NEOs. The Company strategic initiatives for fiscal 2015 are as follows: (a) developing a new strategic partner; (b) completing the financing of certain projects; (c) executing on specified regulatory initiatives; (d) growing the Advanced Technology business; (e) launching the next generation fuel cell product; and, (f) expanding the manufacturing facility.

Long-Term Equity Incentive Compensation

Each of the NEOs is eligible to receive long-term equity incentive awards under the 2010 Amended and Restated Equity Incentive Plan (the “EIP”). These awards are intended to align a significant portion of the NEOs’ compensation with shareholders’ interests and the long-term success of the Company by providing a direct link to future earnings potential and the market value of the Company’s common stock.

The Compensation Committee, in determining the long-term equity incentive awards to be granted to the executives, including the NEOs, considers relevant comparative market data as well as the recommendations of the CEO and other factors such as the individual’s job scope, past performance, expected future contributions, tenure, and retention risk. The Compensation Committee approves all long-term equity incentive awards for the NEOs, except for awards to the CEO whose award is approved by the independent members of the Board of Directors.

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Since 2009, the Compensation Committee has approved the granting of RSAs to key employees in the U.S., including the NEOs, and RSUs to certain international employees. These awards vest over four years at a rate of 25% per year beginning on the first anniversary of the date of grant.

On March 26, 2014, the Compensation Committee considered and approved the recommendations of the CEO for the long-term equity incentive awards for the executives and NEOs (other than the CEO). This decision was based on the Company’s overall performance for fiscal 2013 and the desire to minimize retention risks. Accordingly, the following long-term equity incentive awards were granted to the NEOs on March 27, 2014:

•	An RSA for 154,958 shares of the Company’s common stock with a grant date fair value of $375,000 was awarded to Mr. Bottone;
•	An RSA for 92,975 shares of the Company’s common stock with a grant date fair value of $225,000 was awarded to Mr. Bishop; and
•	An RSA for 113,636 shares of the Company’s common stock with a grant date fair value of $275,000 was awarded to Mr. Rauseo.

The number of shares of the Company’s common stock subject to each RSA granted to each of the NEOs was based on the dollar value of the award approved for each individual by the Compensation Committee (or the independent members of the Board of Directors, in the case of the CEO) divided by the closing market price of the Company’s common stock on the date of grant.

The long-term equity incentive awards granted to the NEOs in fiscal 2014 are reported in the Fiscal 2014 Summary Compensation Table and the Fiscal 2014 Grants of Plan-Based Awards Table on pages 25 and 26, respectively, of this Proxy Statement.

Equity Award Grant Policy

The Compensation Committee does not re-price and has not re-priced equity awards, consistent with the Company’s EIP that prohibits re-pricing of equity awards without shareholder approval. The grant date for each long-term equity incentive award is based on the date the award is approved by the Compensation Committee or the independent members of the Board of Directors, as applicable. Stock options are granted with an exercise price equal to the closing market price of the Company’s common stock on the grant date.

In addition, the Equity Award Grant Policy includes the following key provisions: a) all grants which have a fair market value of more than $20,000 must be submitted to the Compensation Committee for approval; b) all grants to executives at the level of vice president (or above) must be submitted to the Compensation Committee for approval; c) all grants to senior managers are limited to a maximum fair value of $20,000; and d) all grants to executives at the level of vice president are limited to a maximum fair value of $80,000.

Other Compensation Policies

Compensation Recovery Policy

On December 18, 2014, the Company adopted a Compensation Recovery (“Clawback”) policy. Details about this policy can be found on page 11 under “Corporate Governance”.

Anti-Hedging Policy

Details about the Company’s Anti-Hedging Policy can be found on page 11 under “Corporate Governance”.

Stock Ownership Guidelines

On December 18, 2014, the Company established a minimum stock ownership policy. Details about this policy can be found on page 11 under “Corporate Governance”.

Tax and Accounting Considerations

Section 162(m) of the Internal Revenue Code prohibits public companies from taking a tax deduction for a taxable year for compensation in excess of $1 million paid to its chief executive officer or each of the other three most highly compensated executive officers (not including the chief financial officer) who are employed by the company as of the end of the year. Qualifying performance-based compensation is not subject to the deduction limitation if specified requirements are met. The Company periodically reviews the potential consequences of Section 162(m) on the components of its executive compensation program. Executive compensation paid during fiscal 2014 complied with Section 162(m) to the extent it was applicable.

We follow Financial Accounting Standards Board Accounting Standards Codification Topic 718 for all stock-based awards. ASC Topic 718 requires companies to measure the compensation expense for all share-based payment awards made to employees and directors, including stock options and restricted stock awards, based on the aggregate grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the compensation tables below. ASC Topic 718 also requires companies to recognize the compensation cost of their stock-based compensation awards in their income statements over the period that an executive officer is required to render service in exchange for the option or other award.

Compensation Risk Assessment

In establishing and reviewing the Company’s executive compensation program, the Compensation Committee considers whether the program encourages unnecessary or excessive risk-taking and has concluded that it does not. To determine the level of risk arising from our compensation policies and practices, the Company periodically conducts a compensation-related risk assessment and evaluation process under the oversight of the Compensation Committee. This assessment examines the compensation programs applicable to all of our employees, including, but not limited to, the NEOs. The most recent compensation risk assessment was conducted in October 2013 and since then there have been no substantive changes to our compensation programs or practices.

The Compensation Committee has determined that base salaries, which represent fixed compensation, do not encourage excessive risk taking.

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Bonuses are capped at 125% of target award opportunities and a minimum level of performance is clearly defined, below which awards will not be paid. Moreover, the annual incentive award represents a small portion of each individual’s total compensation package and is not likely to lead to outsized risk taking. The Compensation Committee believes that the annual incentive award program is based on balanced, quantitative performance metrics that promote disciplined progress towards longer-term goals and, as such, are well-aligned with the business strategy and shareholder interests. For these reasons, the Compensation Committee concluded that annual incentive awards do not encourage unnecessary or excessive risk taking.

The long-term equity incentive awards provided to our executives help to align their interests with those of the Company’s shareholders. The Compensation Committee identified a number of factors that discourage excessive risk taking including: the relative size of the awards as compared with the executive’s total compensation; the minimum vesting requirements; and the Company’s policy which prohibits all hedging transactions involving shares of the Company’s common stock so executives cannot insulate themselves from the effects of poor stock price performance. The Compensation Committee has concluded that these awards do not encourage excessive risk taking since the ultimate value of the awards is tied to the Company’s stock price, and the awards are staggered and subject to long-term vesting schedules to help ensure that executives have significant value tied to long-term stock price performance.

In reviewing the EIP which governs the terms of such awards, the Compensation Committee noted the plan includes many provisions designed to mitigate risk and protect shareholder interests, including, but not limited to, the following:

•	Options and stock appreciation rights may not have an exercise or strike price that is less than the fair market value of the Company’s common stock on the grant date;
•	The EIP requires a minimum period for ratable vesting of options, shares of restricted stock and stock appreciation rights of three years(1) for all time-based awards not granted to members of the Board of Directors and one year for all performance-based awards, to the extent such awards may be paid in shares of the Company’s common stock;
•	The minimum period for vesting is subject to the discretion of the Compensation Committee under certain circumstances (e.g., retirement, death, disability);
•	Material amendments of the EIP require shareholder approval;
•	The EIP is administered by an independent committee of the Board of Directors; and
•	The Compensation Committee has adopted the Equity Award Grant Policy which imposes limits on the number of shares that can be granted to any employee.

The Compensation Committee has also reviewed the Company’s compensation programs for employees generally and has concluded these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

FISCAL 2014 SUMMARY COMPENSATION TABLE

The following table presents summary information regarding the total compensation awarded to, earned by or paid to the Named Executive Officers for the fiscal years ended October 31, 2014, 2013, and 2012.

					Non-Equity
				Stock	Incentive Plan	All Other
		Salary	Bonus	Awards	Compensation	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	Total ($)
Arthur A. Bottone	2014	401,931	—	375,000	200,079	2,016	979,026
President	2013	386,355	—	360,000	247,212	1,952	995,519
& Chief Executive Officer	2012	361,669	—	360,000	230,706	1,972	954,347
Michael S. Bishop	2014	267,346	—	225,000	94,500	2,674	589,520
Senior Vice President,	2013	249,714	—	164,400	89,670	2,508	506,292
Chief Financial Officer, Corporate Secretary & Treasurer	2012	224,961	—	164,400	79,835	1,755	470,951
Anthony F. Rauseo	2014	296,223	—	275,000	104,200	2,629	678,052
Senior Vice President	2013	287,310	—	209,000	101,213	2,710	600,233
& Chief Operating Officer	2012	268,638	—	209,000	94,220	2,463	574,320

(1)	The amounts reported in the “Stock Awards” column reflect the aggregate grant date fair value of stock awards, respectively, during each of the fiscal years 2014, 2013, and 2012. These values have been determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements. For a discussion of the assumptions and methodologies used to value the awards reported in this column, please see the discussion of stock awards contained in Note 14 of Notes to Consolidated Financial Statements of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014.
(2)	The amounts reported in the “Non-Equity Incentive Plan Compensation” column represent the value of the annual incentive award payment made to each NEO for fiscal years 2014, 2013, and 2012 respectively under the pre-established MIP. The amounts reported for fiscal years 2014, 2013 and 2012 were paid in cash.
(3)	The amounts reported in the “All Other Compensation” column represent the aggregate Company contributions to the accounts of the NEOs for fiscal 2014, 2013 and 2012 under the Company’s Section 401(k) Retirement Savings plan, a tax-qualified defined contribution plan.

(1)	The actual vesting period for long-term equity incentive awards granted to our employees including the NEOs is four years.

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FISCAL 2014 GRANTS OF PLAN-BASED AWARDS TABLE

The following table presents, for each of the Named Executive Officers, information with respect to the awards under the fiscal 2014 Management Incentive Plan and grants of long-term equity incentive awards made to the NEOs in fiscal 2014.

	Estimated Future Payouts Under Non-Equity				All Other
	Incentive Plan Awards(1)				Stock
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Awards: Number of Shares of Stock or Units (#)(2)	Grant Date Fair Value of Stock and Option Awards ($)
Arthur A. Bottone
Annual Incentive Award for Fiscal 2014	—	181,890	363,780	454,725	—	—
Restricted Stock Award	3/27/2014	—	—	—	154,958	375,000
Michael S. Bishop
Annual Incentive Award for Fiscal 2014	—	67,500	135,000	168,750	—	—
Restricted Stock Award	3/27/2014	—	—	—	92,975	225,000
Anthony F. Rauseo
Annual Incentive Award for Fiscal 2014	—	74,475	148,950	186,187	—	—
Restricted Stock Award	3/27/2014	—	—	—	113,636	275,000
(1)	The actual payment with respect to the fiscal 2014 annual incentive awards is reported in the “Summary Compensation Table” under the “Non-Equity Incentive Plan Compensation” column. The amounts reported in the threshold, target and maximum columns reflect the range of potential payments for fiscal 2014 that could have been made under the MIP in accordance with the performance measures established by the Compensation Committee. Threshold amounts represent the minimum amount payable of 50% of the Target Annual Incentive Award for each NEO. If actual performance falls below the minimum level required, then payment of an award is at the discretion of the Compensation Committee and could be zero. Target amounts assume achievement of 100% of the Company’s performance objectives for the fiscal year. The Maximum amounts shown represent theoretical maximum payments that could be made, however payout at the maximum has never been attained. For more information, see the explanation in the CD&A under the sub-heading “Variable Compensation”.
(2)	Restricted Stock Awards – Amounts reported in the “All Other Stock Awards” column represent the number of restricted shares granted to each NEO under the 2010 Amended and Restated Equity Incentive Plan. The number of restricted shares was determined based upon the dollar value, as determined by the Compensation Committee, to be awarded to each NEO divided by the closing market price of the Company’s common stock on the date of grant.

GRANTS OF PLAN-BASED AWARDS

The restricted stock awards granted to the NEOs in fiscal 2014 as reflected in the Grants of Plan-Based Awards Table were granted pursuant to the Company’s EIP. These awards were made on the same terms as the awards granted to all other eligible employees. The material terms and conditions of these awards are as follows:

•	Each award vests over four years at a rate of 25% per year beginning on the first anniversary of the date of grant;
•	The Board of Directors may determine the effect on an award of the disability, death, retirement or other termination of employment of a NEO and the extent to which, and the period during which, the NEO’s legal representative, guardian or designated beneficiary may receive payment of an award or exercise rights thereunder; and
•	The value of each award is based upon the number of shares of the Company’s common stock that could be purchased at the closing market price of the Company’s common stock on the date of grant.

For further information on the restricted stock awards included in the Grants of Plan Based Award Table, refer to the discussion of Long-Term Equity Incentive Compensation on page 23 of this Proxy Statement.

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FISCAL 2014 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

The following table presents for each of the Named Executive Officers, information with respect to the outstanding equity awards held at October 31, 2014.

	Option Awards					Stock Awards
	Number of	Number of					Number of
	Securities	Securities					Shares	Market Value
	Underlying	Underlying				Stock	or Units of	of Shares or
	Unexercised	Unexercised	Option		Option	Award	Stock	Units of Stock
	Options (#)	Options (#)	Exercise	Option	Expiration	Grant	That Have	That Have Not
Name	Exercisable(1)	Un-exercisable	Price ($)(2)	Grant Date	Date	Date(3)	Not Vested (#)	Vested ($)(4)
Arthur A. Bottone						2/08/2011	45,000	90,900
						4/05/2012	140,625	284,063
						3/28/2013	287,235	580,215
						3/27/2014	154,958	313,015
Michael S. Bishop	8,000	—	8.17	4/20/2005	4/20/2015
	8,000	—	10.45	3/14/2006	3/14/2016
	12,700	—	6.99	2/05/2007	2/05/2017
	17,000	—	8.74	1/30/2008	1/30/2018
						4/06/2011	8,125	16,413
						6/15/2011	17,731	35,817
						4/05/2012	64,219	129,723
						3/28/2013	131,171	264,965
						3/27/2014	92,975	187,809
Anthony F. Rauseo	10,000	—	9.95	8/15/2005	8/15/2015
	10,000	—	8.75	11/15/2005	11/15/2015
	7,500	—	10.45	3/14/2006	3/14/2016
	24,000	—	6.99	2/05/2007	2/05/2017
	24,000	—	8.74	1/30/2008	1/30/2018
						4/06/2011	26,389	53,306
						4/05/2012	81,641	164,915
						3/28/2013	166,755	336,845
						3/27/2014	113,636	229,545
(1)	Options vest at a rate of 25% per year beginning on the first anniversary of the date of grant.
(2)	Option exercise price is 100% of the closing market price of the Company’s common stock on the date of grant as reported on the Nasdaq.
(3)	Restricted stock awards vest at a rate of 25% per year beginning on the first anniversary of the date of grant.
(4)	The fair market value of unvested restricted stock awards is based on the per share closing market price of the Company’s common stock on October 31, 2014 of $2.02.

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FISCAL 2014 OPTION EXERCISES AND STOCK VESTED TABLE

The following table presents, for each of the Named Executive Officers, the number of shares of the Company’s common stock acquired upon the vesting of restricted stock awards during fiscal 2014, and the aggregate value realized upon the vesting of such awards. There were no stock options exercised by any of the NEOs during fiscal 2014. For purposes of this table, the value realized is based upon the fair market value of the Company’s common stock on each vesting date.

	Option Awards		Stock Awards(1)
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired		Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)		on Vesting ($)(2)
Arthur A Bottone	N/A	N/A	228,851	(3)	477,700
Michael S. Bishop	N/A	N/A	106,352	(4)	241,987
Anthony F. Rauseo	N/A	N/A	141,677	(5)	324,507
(1)	Represents the gross number of shares acquired and value received on vesting of restricted stock awards, without reduction for the number of shares withheld to pay applicable withholding taxes. Shares and value net of withholding are discussed in the following footnotes.
(2)	The amount reported in the “Value Realized on Vesting” column is computed by multiplying the number of shares of the Company’s common stock that vested by the closing market price of the Company’s common stock on the applicable vesting date.
(3)	Represents the vesting of the first tranche (25%) of Mr. Bottone’s March 28, 2013 award of 382,979 shares of restricted stock; the vesting of the second tranche (25%) of his April 5, 2012 award of 281,250 shares of restricted stock, the vesting of the third tranche (25%) of his February 8, 2011 award of 180,000 shares of restricted stock; and the vesting of the fourth tranche (25%) of his February 26, 2010 award of 71,174 shares of restricted stock, in accordance with the terms of each award.
(4)	Represents the vesting of the first tranche (25%) of Mr. Bishop’s March 28, 2013 award of 174,894 shares of restricted stock; the vesting of the second tranche (25%) of his April 5, 2012 award of 128,438 shares of restricted stock; the vesting of the third tranche (25%) of his June 15, 2011 award of 70,922 shares of restricted stock; the vesting of the third tranche (25%) of his April 6, 2011 award of 32,500 share of restricted stock; and, the vesting of the fourth tranche (25%) of his April 30, 2010 award of 18,655 shares of restricted stock, in accordance with the terms of each award.
(5)	Represents the vesting of the first tranche (25%) of Mr. Rauseo’s March 28, 2013 award of 222,340 shares of restricted stock; the vesting of the second tranche (25%) of his April 5, 2012 award of 163,281 shares of restricted stock; the vesting of the third tranche (25%) of his April 6, 2011 award of 105,555 shares of restricted stock; the vesting of the fourth tranche (25%) of his July 30, 2010 award of 49,618 shares of restricted stock; and, the vesting of the fourth tranche (25%) of his April 30, 2010 award of 25,909 shares of restricted stock, in accordance with the term of each award.

Employment Agreements and Change of Control and Severance

Messrs. Bottone, Bishop and Rauseo have employment agreements with the Company, under which they are eligible to receive certain severance payments and benefits in connection with a termination of employment under various circumstances, including following a change of control of the Company.

In reporting the estimated potential payments and benefits payable to each NEO in the event of termination of employment as of October 31, 2014, we assumed the terms of these agreements were applicable. The actual amounts that would be paid or distributed to the NEOs as a result of one of the termination events occurring in the future may be different than those presented below as many factors will affect the amount of any payments and benefits upon a termination of employment. For example, some of the factors that could affect the amounts payable include the NEO’s base salary and the market price of the Company’s common stock. In addition, although we have entered into written arrangements to provide severance payments and benefits to the NEOs in connection with a termination of employment under particular circumstances, we may mutually agree with the NEOs on severance terms that vary from those provided in these pre-existing agreements. Finally, in addition to the amounts presented below, each NEO would also be able to exercise any previously-vested stock options that he held. For more information about the NEOs’ outstanding equity awards as of October 31, 2014, see “Fiscal 2014 Outstanding Equity Awards at Fiscal Year-End Table.”

In addition to the severance payments and benefits described in each NEO’s individual employment agreement, these executive officers are eligible to receive any benefits accrued under our broad-based benefit plans, such as accrued vacation pay, in accordance with those plans and policies.

Mr. Bottone

On February 8, 2011, the Company entered into an employment agreement (the “Agreement”) with Mr. Bottone upon his promotion to President and Chief Executive Officer which was subsequently amended on December 15, 2011. The Agreement, which is terminable by either party upon 30 days written notice, specifies the reasons pursuant to which his employment may be terminated by the Board of Directors and provides him with certain compensation and benefits upon termination of employment or a change in control of the Company. We believe that these provisions help ensure our long-term success. The Agreement also sets forth the terms and conditions of employment for Mr. Bottone including his initial base salary, which is to be reviewed at least annually by the Board of Directors, and target annual incentive award opportunity. Mr. Bottone is also eligible to participate in the insurance plans and other employee benefits as may be generally available to other employees of the Company. The Agreement contains non-disclosure provisions and prohibits Mr. Bottone from competing with the Company during the term of his employment and for a period of two years thereafter.

In the event of a change in control of the Company leading to a voluntary resignation by Mr. Bottone or, in the event Mr. Bottone’s

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employment is terminated by the Company without cause, he is eligible to receive a severance payment in an amount equal to two times his then-current annual base salary as of the date of termination plus the average of the bonuses paid to him since the effective date of his employment agreement. In the event of termination of Mr. Bottone’s employment by the Company for cause, the Company shall pay Mr. Bottone any base salary and vacation accrued but as yet unpaid on the effective date of such termination. Mr. Bottone’s outstanding and unvested stock options and restricted stock awards accelerate and immediately vest upon a change of control of the Company.

The following table sets forth the potential (estimated) payments and benefits to which Mr. Bottone would be eligible to receive upon termination of employment or following a change in control of the Company, as specified under his agreement assuming each circumstance described below occurred on October 31, 2014.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BOTTONE

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3)(4)	N/A	N/A	1,268,192
Payment for annual incentive award	—	—	—
Continued Health Insurance Premiums(5)	22,992	—	34,488
Severance payment(6)	1,234,679	—	1,234,679
TOTAL	1,257,671	—	2,537,359
(1)	For purposes of this analysis, we have assumed that Mr. Bottone’s compensation is as follows: base salary equal to $404,200, annual incentive award payment paid for fiscal 2011 equal to $161,500, for fiscal 2012 equal to $230,706, and for fiscal 2013 equal to $247,212 and outstanding restricted stock awards as reflected in the Fiscal 2014 Outstanding Equity Awards at Fiscal Year-End Table, on page 27 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the independent members of the Board of Directors, effective January 1, 2012.
(2)	Assumes Mr. Bottone’s date of termination of employment was October 31, 2014. The market price of the Company’s common stock on October 31, 2014 was $2.02 per share.
(3)	Mr. Bottone’s employment agreement provides for accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. Assuming a change in control occurred on October 31, 2014, Mr. Bottone would receive accelerated vesting of 627,818 shares of restricted stock which have a value of $1,268,192. Mr. Bottone has no outstanding stock options.
(4)	The value of the restricted stock awards is based on 627,818 shares at $2.02 per share at October 31, 2014 that had not vested.
(5)	Mr. Bottone is eligible to receive payment of continued health insurance for a period of 12 months upon termination of employment without cause or resignation for good reason and 18 months if termination of employment without cause occurs in connection with a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the company as of October 31, 2014.
(6)	Mr. Bottone is eligible to receive a severance payment equal to two years of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since his appointment as NEO.

Messrs. Bishop and Rauseo

Effective January 1, 2012, the Company entered into employment agreements (the “Agreements”) with Messrs. Bishop and Rauseo which specify the reasons pursuant to which their employment may be terminated and provide them with certain compensation and benefits upon termination of employment or a change in control of the Company. The Agreements also protect the Company’s interests following termination of employment by providing specific reasons for termination. We believe that these provisions help ensure our long-term success. The Agreements set forth the terms and conditions of their employment including the initial annual base salary and annual incentive award opportunity which is equal to 50% of base salary and payable in accordance with the terms of the Management Incentive Plan described on page 22 of this proxy statement. Messrs. Bishop and Rauseo are also eligible to participate in insurance plans and other employee benefits as may be generally available to other employees of the Company.

In the event Messrs. Bishop or Rauseo’s employment is terminated by the Company without cause, or either resigns for “good reason” (as defined in the Agreements), each is eligible to receive a severance payment in an amount equal to six months of his then-current annual base salary as of the date of termination. In the event of a change in control of the Company leading to a voluntary resignation by either Mr. Bishop or Mr. Rauseo, or, in the event their employment is terminated by the Company without cause, each of their outstanding and unvested stock options and restricted stock awards accelerate and immediately vest. In addition, they are each eligible to receive a severance payment in an amount equal to one year of their base salary as of the date of termination plus the average of the bonuses paid to them since their appointment as executive officers of the Company. In the event of termination of their employment by the Company for cause, the Company shall pay each of them any base salary and vacation accrued but as yet unpaid on the effective date of such termination.

The following tables set forth the potential (estimated) payments and benefits to which Messrs. Bishop and Rauseo would be eligible to receive upon termination of employment or following a change in control of the Company, as specified under their agreements assuming each circumstance described below occurred on October 31, 2014.

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POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. BISHOP

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of the
	for Good Reason	Disability	Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3)(4)	N/A	N/A	634,726
Payment for annual incentive award	—	—	—
Continued Health Insurance Premiums(5)	9,750	—	19,500
Severance payment(6)	135,000	—	346,452
TOTAL	144,750	—	1,000,678
(1)	For purposes of this analysis, we have assumed that Mr. Bishop’s compensation is as follows: base salary equal to $270,000, annual incentive award payment paid for fiscal 2011 equal to $59,850, for fiscal 2012 equal to $79,835,and for fiscal 2013 equal to 89,670 and outstanding restricted stock awards as reflected in the Fiscal 2014 Outstanding Equity Awards at Fiscal Year-End Table, on page 27 of this Proxy Statement. These amounts reflect the terms of his compensation arrangements as approved by the Compensation Committee, effective January 1, 2012.
(2)	Assumes Mr. Bishop’s date of termination of employment was October 31, 2014. The market price of the Company’s common stock on October 31, 2014 was $2.02 per share.
(3)	Assuming termination of employment occurs for any reason other than for cause, Mr. Bishop is to receive accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2014, Mr. Bishop held 314,221 unvested shares of restricted stock. All stock options held were fully vested and out-of-the-money.
(4)	The value of the restricted stock awards is based on 314,221 shares at $2.02 per share at October 31, 2014 that had not vested.
(5)	Mr. Bishop is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause pursuant to a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the company as of October 31, 2014.
(6)	In the event Mr. Bishop’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary; in the event his employment is terminated without cause pursuant to a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since his appointment as NEO.

POTENTIAL PAYMENTS AND BENEFITS UPON A TERMINATION OF EMPLOYMENT OR A CHANGE IN CONTROL OF THE COMPANY FOR MR. RAUSEO

	Termination without		Following Change
	Cause or Resignation	Death or	in Control of
	for Good Reason	Disability	the Company
Executive Payments and Benefits(1)	($)(2)	($)(2)	($)(2)
Accelerated vesting:
Stock options(3)	N/A	N/A	N/A
Restricted Shares(3) (4)	N/A	N/A	784,610
Payment for annual incentive award	—	—	—
Continued Health Insurance Premiums(5)	7,337	—	14,675
Severance payment(6)	148,950	—	387,744
TOTAL	$156,287	—	$1,187,029
(1)	For purposes of this analysis, we have assumed that Mr. Rauseo’s compensation is as follows: base salary equal to $297,900, annual incentive award payment paid for fiscal 2011 equal to $74,100, for fiscal 2012 equal to $94,220, and for fiscal 2013 equal to $101,213 and outstanding restricted stock awards as reflected in the Outstanding Equity Awards at Fiscal Year-End Table, on page 27 of this Proxy Statement. These amounts reflect the terms of the executive’s compensation package approved by the Compensation Committee, effective January 1, 2012.
(2)	Assumes Mr. Rauseo’s date of termination of employment was October 31, 2014. The market price of the Company’s common stock on October 31, 2014 was $2.02 per share.
(3)	Assuming termination occurs for any reason other than for cause, Mr. Rauseo is to receive accelerated vesting of his outstanding and unvested stock options and restricted stock awards upon a change in control of the Company. As of October 31, 2014, Mr. Rauseo held 388,421 unvested shares of restricted stock. All stock options were fully vested and out-of-the-money.
(4)	The value of the restricted stock awards is based on 388,421 shares at $2.02 per share at October 31, 2014 that had not vested.
(5)	Mr. Rauseo is eligible to receive payment of continued health insurance for a period of six months in the event his employment is terminated without cause or he resigns for good reason and 12 months if his employment is terminated without cause pursuant to a change in control of the Company. The value of continued health insurance is based on the medical and dental insurance rates in effect for all employees of the company as of October 31, 2014.
(6)	In the event Mr. Rauseo’s employment is terminated without cause or he resigns for good reason, he is eligible to receive a severance payment equal to six months of his base salary; in the event his employment is terminated without cause pursuant to a change in control of the Company, he is eligible for 12 months of his base salary plus a bonus payment for the Severance Period equal to the average of the bonuses awarded to him since his appointment as NEO.

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Director Compensation

The Board of Directors periodically reviews director compensation. The compensation and benefits program for non-employee directors described below was approved by the Board of Directors in fiscal 2005 and was amended by the Board in fiscal 2008. In recommending this program to the Board of Directors, the Compensation Committee was guided by the following goals: compensation should fairly pay directors, compensation should align directors’ interests with the long-term interests of our shareholders and the structure of the compensation should be simple, transparent and easy for shareholders to understand.

The compensation of the directors includes a combination of both cash and equity. Directors receive an annual retainer and committee member and chair fees. Directors may elect to receive these fees in cash, shares of the Company’s common stock or options to purchase shares of the Company’s common stock. In addition, directors also receive an annual long-term equity incentive award. Following is a description of the components of the director compensation program.

NEW BOARD MEMBERS

Upon election to the Board of Directors, a non-employee director is granted a non-qualified option to purchase 40,000 shares of the Company’s common stock. The value of each award is based upon the closing market price of the Company’s common stock on the date of grant.

ANNUAL DIRECTOR COMPENSATION

The standard fee arrangements for non-employee independent directors include a retainer of $30,000 per year for service as a director. In addition, committee fees have been established based upon the expected number of meetings and level of activity during the year. Non-Chair committee fees are $5,000 for the first committee of which the director is a member and $2,500 for each additional committee of which the director is a member. Chair committee fees are $12,500 for the Compensation, Audit and Finance, Executive, Government Affairs and Nominating and Corporate Governance Committees. The non-employee Chairman of the Board receives a fee of $20,000 annually.

In addition to the fees described above, the non-employee directors also receive a long-term equity incentive award valued at $28,000 per year which may be delivered in the form of shares of the Company’s common stock or an option to purchase shares of the Company’s common stock (at the election of the director).

If a non-employee director chooses to receive his long-term equity incentive award or his director fees in the form of an option to purchase shares of the Company’s common stock, the total number of shares of common stock subject to the option is based on a Black-Scholes calculation as determined on or about the date of the Company’s annual meeting of shareholders. The exercise price of any options will be equal to the closing market price of the Company’s common stock on such date. These options vest at the rate of 25% per fiscal quarter from the date of grant.

DIRECTORS DEFERRED COMPENSATION PLAN

Pursuant to the Company’s Directors Deferred Compensation Plan, directors may elect to defer until a predetermined date or until they leave the Board of Directors, receipt of all or a portion of their fees, whether paid in cash or equity. The election to defer receipt of all or a portion of their fees must be made by the director prior to December 31st of each calendar year or, with respect to a newly eligible director, within 30 days after such director becomes eligible to participate in the Directors Deferred Compensation Plan.

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REIMBURSEMENT OF EXPENSES

The Company reimburses directors for reasonable expenses incurred in connection with the performance of their duties as directors.

FISCAL 2014 NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

	Fees Earned or			All Other
	Paid in Cash	Stock Awards	Option Awards	Compensation
Name of Director	($)	($)(1)	($)(1) (2) (3)	($)	Total ($)(4)
Richard A. Bromley	45,000	—	28,000	—	73,000
James Herbert England	—	—	75,500	—	75,500
James D. Gerson(6)	30,000	—	45,500	—	75,500
William Lawson	45,000	—	28,000	—	73,000
John A. Rolls	—	—	85,500	—	85,500
Togo Dennis West Jr.	37,500	28,000	—	—	65,500

THE FOLLOWING TABLE SETS FORTH THE NON-EMPLOYEE DIRECTOR COMPENSATION FOR FISCAL 2014 BY FEE TYPE

	Long-Term
	Incentive	Annual	Committee
	Equity Award	Retainer Fees	Participation Fees
Name of Director	($)	($)	($)		Total ($)(1)
Richard A. Bromley	28,000	30,000	15,000		73,000
James Herbert England	28,000	30,000	17,500		75,500
James D. Gerson(6)	28,000	30,000	17,500		75,500
William Lawson	28,000	30,000	15,000		73,000
John A. Rolls	28,000	30,000	27,500	(5)	85,500
Togo Dennis West Jr.	28,000	30,000	7,500		65,500
(1)	The amounts reported represent the aggregate grant date fair value of the stock option and stock awards determined under the principles used to calculate the grant date fair value of equity awards for purposes of the Company’s financial statements.
(2)	Director Stock Options vest at a rate of 25% per quarter from date of grant.
(3)	As of October 31, 2014, Director Stock Options granted for the 2014 service period were 50% vested.
(4)	The amount reported represents the aggregate dollar amount of all fees and other remuneration earned for services as a director, including annual retainer fees, committee and/ or chair fees.
(5)	Includes fee of $20,000 for role as Chairman of the Board of Directors, which he elected to receive in the form of stock options.
(6)	Mr. James Gerson resigned from the Board of Directors on December 18, 2014.

On September 24, 2014, Christopher S. Sotos was appointed to the Board of Directors. Mr. Sotos is Sr. Vice President of NRG Energy and the Board has determined that he is a non-independent director. Mr. Sotos is not eligible to receive compensation as a director and did not receive any compensation in 2014. Mr. Sotos is entitled to receive reimbursement for reasonable expenses incurred in connection with the performance of his duties as a director.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information as of February 6, 2015 with respect to: (a) the shareholders known to us to own beneficially more than 5% of the outstanding common stock of FuelCell Energy; (b) each of our directors; (c) each of our executive officers named in the Summary Compensation Table under the heading “Executive Compensation”; and (d), all of our directors and executive officers as a group.

We have determined beneficial ownership in accordance with the rules of the SEC. Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and dispositive power with respect to all shares of common stock they beneficially own. Applicable percentage ownership is based on [XXXXX] shares of common stock outstanding. In computing the number of shares of common stock beneficially owned by a person and the applicable percentage ownership of that person, we deemed outstanding shares of common stock subject to options held by that person that are currently exercisable or exercisable within 60 days of February 6, 2015. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person. Beneficial ownership representing less than one percent is denoted with an asterisk (“*”).

Unless indicated otherwise the address of each holder is in care of FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06810.

			Number of Shares	Percentage
Name	Position		Beneficially Owned(1)	Beneficially Owned
Arthur A. Bottone	President & Chief Executive Officer; Director		1,025,074	*
Michael S. Bishop	Senior Vice President, Chief Financial Officer,	(2)		*
	Corporate Secretary & Treasurer		543,301
Anthony F. Rauseo	Senior Vice President & Chief Operating Officer	(3)	764,410	*
Richard A. Bromley	Director	(4)	247,601	*
James Herbert England	Director	(5)	386,564	*
William A. Lawson	Director	(6)	325,658	*
John A. Rolls	Director	(7)	1,427,388	*
Christopher S. Sotos	Director		_	*
Togo Dennis West, Jr.	Director	(8)	194,368	*
NRG Energy, Inc.		(9) (10)	17,044,352	5.85%
211 Carnegie Center
Princeton, NJ 08540
POSCO Energy Co., LTD.		(10)	30,786,418	10.57%
440 Teheran-ro, Gangnam-Gu
Seoul 135-777
Korea
All Directors and Executive Officers as a Group	(9 persons)	(11)	4,914,364	1.69%
*	Less than one percent.
(1)	Unless otherwise noted, each person identified possesses sole voting and investment power with respect to the shares listed.
(2)	Mr. Bishop’s shareholdings include options to purchase 45,700 shares of Common Stock, which are currently exercisable.
(3)	Mr. Rauseo’s shareholdings include options to purchase 75,500 shares of Common Stock, which are currently exercisable.
(4)	Mr. Bromley’s shareholdings include options to purchase 197,814 shares of Common Stock, which are currently exercisable or exercisable within 60 days.
(5)	Mr. England by virtue of being a director of Enbridge Inc., may be deemed to beneficially own 69,093 shares of common stock which are issuable upon conversion of the FuelCell Energy, Inc. Ltd. Series 1 Preferred stock held by Enbridge Inc. Mr. England’s shareholdings include options to purchase 277,471 shares of Common Stock, which are currently exercisable or exercisable within 60 days.
(6)	Mr. Lawson’s shareholdings include options to purchase 199,837 shares of Common Stock, which are currently exercisable or exercisable within 60 days.
(7)	Mr. Rolls’ shareholdings include options to purchase 459,388 shares of Common Stock, which are currently exercisable or exercisable within 60 days.
(8)	Secretary West’s shareholdings include options to purchase 119,930 shares of Common Stock, which are currently exercisable.
(9)	Also includes 4,250,000 shares of Common Stock issuable upon exercise of warrants.
(10)	Based upon the Company’s records as of February 6, 2015.
(11)	Includes options to purchase 1,375,640 shares of Common Stock, which are currently exercisable or exercisable within 60 days and 69,093 shares of Common Stock issuable upon conversion of the FCE FuelCell Energy, Ltd. Series 1 Preferred Stock.

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers, directors and persons who own more than ten percent of the issued and outstanding shares of Common Stock to file reports of beneficial ownership and changes in beneficial ownership with the SEC and to furnish copies of all Section 16(a) forms to the Company. To our knowledge, based solely on a review of the copies of such reports furnished to us and on written representations that no other reports were required, all filings for the fiscal year ended October 31, 2014 were made on a timely basis.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

It is the Company’s policy that related-party transactions are reviewed to ensure that the terms of such transactions are no less favorable to the Company than it could have obtained from an unaffiliated third party. The Audit and Finance Committee reviews related party transactions and any modifications thereto and consults with management and legal counsel, to ensure that such transactions are effected and in conformity with applicable legal requirements and the Company’s Code of Ethics and the Company’s Code of Conduct as well as with the Company’s independent auditors to ensure proper disclosure in SEC filings.

The below information is to the Company’s knowledge, based solely on a review of copies of reports furnished to the Company and representations of certain officers, directors and shareholders owning more than 5% of the Company’s Common Stock.

Enbridge Inc.

Mr. England is a director of Enbridge.

Enbridge transports and distributes energy across North America through the employment of more than 6,000 people in Canada and the United States. Enbridge is headquartered in Toronto, Canada and is publicly held, trading on the Canadian stock exchange under the symbol ENB.

In connection with our acquisition of Global Thermoelectric Inc. (“Global”) in November 2003, we acquired a Preferred Shares obligation held by Enbridge, Inc. the “Series 1 preferred share agreement” issued by our Canadian subsidiary, FCE FuelCell Energy Ltd. (“FCE Ltd”). Under the terms of the agreement, FCE Ltd makes (i) annual dividend payments of Cdn. $500,000 and (ii) annual return of capital payments of Cdn. $750,000 to Enbridge. These payments commenced on March 31, 2011 and will end on December 31, 2020. On December 31, 2020 the amount of all accrued and unpaid dividends on the Series 1 Preferred Shares of Cdn. $21.1 million and the balance of the principal redemption price of Cdn. $4.4 million shall be paid to the holders of the Series 1 Preferred Shares. FCE Ltd. has the option of making dividend payments in the form of common stock or cash under the Series 1 Preferred Shares provisions. The Company guarantees the return of principal and dividend obligations of FCE Ltd. to the Series 1 preferred shareholders under this modified agreement. The Company made its scheduled payments of Cdn. $1.2 million during fiscal 2014 under the terms of the agreement; including the recording of interest expense of approximately Cdn. $2.1 million. As of October 31, 2014, the carrying value of the Series 1 Preferred shares was Cdn. $15.8 million.

During fiscal year 2014, the Company did not recognize any revenue from Enbridge. The Company believes that the terms of its transactions with Enbridge are no less favorable to the Company than it could have obtained from an unaffiliated third party.

POSCO Energy Co., LTD.

POSCO Energy is the largest independent power producer in South Korea. POSCO Energy owns over 3,000 megawatts of power generation assets in South Korea, Indonesia, Vietnam and the United States. POSCO Energy is a division of POSCO (NYSE: PKX), a leading global steel producer. Both entities are headquartered in Pohang, South Korea.

POSCO Energy holds 30,786,418 shares; approximately 11% of the Company’s common stock. In October, 2012, the Company announced the execution of a series of strategic initiatives with POSCO to expand the market for stationary fuel cell power plants in Asia, including a license agreement for POSCO to manufacture Direct FuelCell® (DFC®) power plants in South Korea and sell throughout Asia. The Cell Technology Transfer and License Agreement provides POSCO the rights to manufacture carbonate fuel cell components in South Korea based on DFC technology and grants commercial rights to Asian markets. The agreement harmonizes two prior license agreements so that POSCO has rights to manufacture the entire carbonate fuel cell DFC power plant. The License Agreement payments totaled $18 million and the amendment to prior agreements payments totaled $8 million.

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The initial payment of $10 million was received on November 1, 2012. POSCO will also pay a 3.0 percent royalty to the Company for each power plant built and sold by POSCO during the next 15 years. The license agreement may be extended for two additional terms of five years each by mutual agreement.

In October 2012, the Company also announced an order from POSCO for 121.8 megawatts of fuel cell kits to be manufactured at the FuelCell Energy production facility in Torrington, Connecticut through 2016. The estimated value of the multi-year contract is approximately $181 million.

During fiscal year 2014, the Company recognized revenue of approximately $124.7 million from the sale of power plants and fuel cell components as well as long-term service agreements with POSCO. The Company believes that the terms of its transactions with POSCO are no less favorable to the Company than it could have obtained from an unaffiliated third party.

NRG Energy, Inc.

NRG (NYSE: NRG), a Fortune 250 company, is the largest independent power producer in the United States. In addition to 53,000 megawatts of generation capacity, its retail electricity providers – Reliant, Green Mountain Energy and Energy Plus – serve almost 3 million customers in 46 states.

On July 30, 2014, the Company entered into a Securities Purchase Agreement with NRG Energy, Inc. (NRG) and sold 14,644,352 shares of the Company’s common stock to NRG increasing the total number of shares owned by NRG to 17,044,352, approximately 6% of the Company’s common stock. As part of the transaction, the Company also issued a warrant to NRG to purchase up to 2,000,000 shares of the Company’s common stock at an exercise price of $3.35 per share pursuant to a Warrant Agreement.

On July 30, 2014, the Company’s subsidiary, FuelCell Energy Finance, LLC entered into a Loan Agreement (the “Loan Agreement”) with NRG. Pursuant to the Loan Agreement, NRG has extended a $40.0 million revolving construction and term financing facility to FuelCell Energy Finance for the purpose of accelerating project development by the Company and its subsidiaries. There were no drawdowns on the Loan Agreement at October 31, 2014.

On September 29, 2014, Christopher S. Sotos, Senior Vice President of Strategy and Mergers and Acquisitions at NRG was appointed to the Company’s Board of Directors. Mr. Sotos was designated to the Board of Directors by NRG pursuant to the director designation rights granted to NRG in connection with its acquisition of shares of the Company in July 2014.

During fiscal year 2014, the Company recognized revenue of approximately $5.6 million from the sale of a power plant to NRG. The Company believes that the terms of its transactions with NRG are no less favorable to the Company than it could have obtained from an unaffiliated third party.

During 2013, the Company entered into a co-marketing agreement with NRG for the marketing and sales of the Company’s power plants. The terms of the agreement included the issuance of warrants to NRG that permit NRG to purchase up to 5.0 million shares of the Company’s common stock at predetermined prices based on attaining minimum sales goals. As of December 31, 2014, 3.75 million warrants remain outstanding with a weighted average strike price of $2.08.

Equity Compensation Plan and Warrant Information

The following table sets forth certain information with respect to the Company’s equity compensation plans and warrants as of the end of the fiscal year ended October 31, 2014.

	Number of Common Shares to be issued upon exercise of	Weighted-average exercise price of outstanding	Number of securities remaining available for future issuance under
Plan Category	outstanding options and rights	options and rights	equity compensation plans
Plans approved by shareholders:
Equity incentive plans(1)	3,028,080	5.66	7,526,923
Employee stock purchase plan	98,181	1.72	184,028
Plans not approved by shareholders:
Warrants issued to business Partners	5,750,000	2.52	–
TOTAL	8,876,261	3.58	7,710,951
(1)	Includes the Company’s 2006 and 2010 Equity Incentive Plans.

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Audit and Finance Committee Report

During fiscal year 2014 the Audit and Finance Committee of the Board reviewed the quality and integrity of the Company’s consolidated financial statements, the effectiveness of its system of internal control over financial reporting, its compliance with legal and regulatory requirements, the qualifications and independence of KPMG LLP, its independent registered public accounting firm, the performance of KPMG LLP and other significant audit matters as required by the Company.

In performing its responsibilities, the Audit and Finance Committee has reviewed and discussed with management and KPMG LLP, the audited consolidated financial statements and KPMG’s evaluation of the Company’s internal control over financial reporting for the year ended October 31, 2014. The Audit and Finance Committee has also discussed with KPMG LLP matters required to be discussed by Statement of Auditing Standards 61, as amended (Codification of Statements on Auditing Standards, AU 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200 T.

Pursuant to the applicable requirements of the PCAOB regarding the independent auditors’ communication with the Audit and Finance Committee concerning independence, the Audit and Finance Committee received written disclosure from the independent auditors, and discussed with the auditors their independence. The Audit Committee has concluded that KPMG’s independence had not been impaired.

Based on the review and discussions noted above, the Audit and Finance Committee recommended to the Board that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 and be filed with the U.S. Securities and Exchange Commission.

Submitted by:

Audit and Finance Committee

John Rolls (Chairman)

J. H. England
Togo Dennis West Jr.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

Audit Fees

Audit fees include the aggregate fees billed for the audit of the Company’s annual consolidated financial statements, the effectiveness of internal controls over financial reporting, reviews of each of the quarterly consolidated financial statements included in the Company’s Forms 10-Q, and services related to SEC filing matters. The aggregate audit fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2014 were $493,000 and for the fiscal year ended October 31, 2013, the aggregate audit fees billed were $490,000.

Audit-Related Fees

Audit-related fees represent the audit of the Company’s employee benefit plan, services provided in connection with SEC registration statements and services provided in conjunction with equity offerings.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2014 were $69,500 related to services provided in connection with SEC registration statements and, services provided in conjunction with equity offerings.

The aggregate audit-related fees billed to the Company by KPMG LLP for the fiscal year ended October 31, 2013 were $65,175 related to services provided in connection with SEC registration statements, services provided in conjunction with equity and debt offerings, and an audit of the Company’s 401(k) Retirement Savings plan financial statements.

Tax Fees

There were no fees paid to KPMG LLP for tax services for the fiscal year ended October 31, 2014 or the fiscal year ended October 31, 2013.

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Other Fees

Other than fees relating to the services described above under Audit Fees, Audit-Related Fees and Tax Fees, there were no additional fees billed by KPMG LLP for services rendered to the Company for the fiscal year ended October 31, 2014 or the fiscal year ended October 31, 2013.

As set forth in its charter, it is the policy of our Audit and Finance Committee to pre-approve all audit and non-audit services provided by KPMG LLP. Our Audit and Finance Committee has considered whether the provision of KPMG LLP’s services other than for the annual audit and quarterly reviews is compatible with its independence and has concluded that it is.

Other Voting Items

Proposal 2	Ratification of Selection of Independent Registered Public Accounting Firm for fiscal 2015

The Audit and Finance Committee of the Board has selected KPMG LLP as the independent registered public accounting firm to perform the audit of our consolidated financial statements for 2015. KPMG LLP was our independent registered public accounting firm for the fiscal year ended October 31, 2014.

KPMG representatives are expected to attend the 2015 Annual Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate shareholder questions.

We are asking our shareholders to ratify the selection of KPMG LLP as our independent registered public accounting firm. Although ratification is not required by our by-laws or otherwise, the Board is submitting the selection of KPMG LLP to our shareholders for ratification as a matter of good corporate practice. Even if the selection is ratified, the Audit and Finance Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 2

Proposal 3	Amendment of the FuelCell Energy, Inc. Amended & Restated Articles of Incorporation Increasing Its Authorized Common Stock From 400,000,000 Shares to 475,000,000 Shares

General Description of Proposal

The Board of Directors has approved a proposed amendment, subject to shareholder approval, to Article FOURTH of the Articles of Incorporation of the Company (the “Articles”) that increases the number of authorized shares of Common Stock from 400,000,000 shares to 475,000,000 shares. An increase in the number of authorized shares will not have a dilutive effect on the value of each shareholder’s Common Stock; only the actual issuance of additional Common Stock would have such an effect.

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Current Capitalization

The following table summarizes our Common Shares authorized, outstanding and reserved:

Current Authorized Shares	400,000,000
Proposed Increase in Authorized Shares	75,000,000
Proposed New Authorization:	475,000,000
Shares available for issuance (Pre-increase)(1) as of December 31, 2014	87,318,202
Shares available for issuance (Post-increase)(1)	162,318,202
Common shares Outstanding and Reserved (Pre-increase):
Shares Issued and Outstanding as of December 31, 2014	291,176,162
Shares reserved for issuance under Equity Plans as of December 31, 2014	10,554,003
Shares requested under the amended Section 423 Employee Stock Purchase Plan (per page 39 of this proxy)	1,000,000
Shares reserved for issuance under the ESPP Plan as of December 31, 2014	184,028
Shares issuable upon conversion of our 5% Series B Cumulative Convertible Perpetual Preferred Stock as of December 31, 2014	5,448,512
Shares potentially issuable under Series 1 preferred shares issued by FCE FuelCell Energy, Ltd as of December 31, 2014 to satisfy conversion requirements	69,093
Shares issuable upon the exercise of the same number of warrants issued to business partners as of December 31, 2014	4,250,000
TOTAL COMMON STOCK OUTSTANDING AND RESERVED (PRE-INCREASE)	312,681,798

(1)	Represents authorized shares (Pre or Post-increase) less shares outstanding and reserved.
(2)	As of December 31, 2014, the Shares potentially issuable under Series 1 preferred shares issued by FCE FuelCell Energy, Ltd to satisfy conversion requirements totaled 69,093. The conversion ratio for this instrument adjusts in the future which will affect the shares issuable upon conversion. At any time after July 31, 2020, the ratio will adjust to a price equal to 95 percent of the then current market price (in Cdn.$) of shares of our common stock at the time of conversion. The Company cannot estimate the exchange rate or market price of our common in 2020, however, as an example, assuming the holder of the Series 1 preferred shares exercises its conversion rights after July 31, 2020 and assuming our common stock price is $1.54 (our common stock closing price on December 31, 2014) and an exchange rate of U.S. $1.00 to Cdn.$1.16 (exchange rate on December 31, 2014) at the time of conversion, we would be required to issue approximately 14.7 million shares of our common stock.

In addition to common shares the Company has 250,000 shares of our 5 percent Series B Cumulative Convertible Perpetual Preferred Stock (Liquidation Preference $1,000) (“Series B Preferred Stock”) authorized for issuance. At December 31, 2014 there were 64,020 shares of Series B Preferred Stock issued and outstanding. Our wholly-owned subsidiary FCE Ltd has 1,000,000 Series 1 Preferred Shares issued and outstanding. Our authorized preferred shares would remain unchanged by the proposed amendment.

Purpose of the Amendment

The Board of Directors is recommending this increase in authorized shares of Common Stock primarily to give the Company appropriate flexibility to issue shares to satisfy the agreements described above and for future corporate needs. Currently shares available for issuance totals approximately 22 percent of authorized shares. Approval of this proposal would increase this percentage to approximately 34 percent. Shares authorized may be issued by the Board in its discretion, subject to any further stockholder action required in the case of any particular issuance by applicable law, regulatory agency, or under the rules of the Nasdaq Exchange or any stock exchange on which the Company’s Common Stock may then be listed.

The newly authorized shares of Common Stock would be issuable for any proper corporate purpose, including future acquisitions, investment opportunities, the establishment of collaboration or other strategic agreements, capital raising transactions of equity or convertible debt securities, stock splits, stock dividends, issuance under current or future employee equity plans or for other corporate purposes.

Except as described above, there are no immediate plans, arrangements, commitments or understandings with respect to issuance of any of the additional shares of Common Stock which would be authorized by the proposed amendment. However, the Board believes that the currently available number of unissued and unreserved shares does not provide sufficient flexibility to meet corporate needs in the future.

Our Board believes that these additional shares will provide the Company with needed flexibility to issue shares in the future to take advantage of market conditions or favorable opportunities without the potential expense or delay incident to obtaining stockholder approval for a particular issuance.

Rights of Additional Authorized Shares

The additional authorized shares of Common Stock, if and when issued, would be part of the existing class of Common Stock and would have the same rights and privileges as the shares of Common Stock presently outstanding. Our shareholders do not have preemptive rights with respect to our Common Stock. Accordingly, should the Board of Directors elect to issue additional shares of our Common Stock, existing shareholders would not have any preferential rights to purchase the shares.

Potential Adverse Effects of Amendment

Future issuance of Common Stock or securities convertible into our Common Stock could have a dilutive effect on the earnings per share, book value per share, voting power and percentage interest of holdings of current shareholders. In addition, the availability of additional shares of our Common Stock for issuance could, under certain circumstances, discourage or make more difficult efforts to obtain control of the Company under a possible take-over scenario. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company. This proposal is not being presented with the intent that it be used to prevent or discourage any acquisition attempt but nothing would prevent the Board from

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taking any appropriate actions not inconsistent with its fiduciary duties. The failure of shareholders to approve the amendment may limit our ability to raise additional capital should the need develop in order to support our business strategy.

Effectiveness of Amendment and Vote Required

If the proposed amendment is approved by our shareholders, it will become effective upon the filing of a certificate of amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The amendment to the Certificate of Incorporation requires the affirmative vote of a majority of the shares outstanding.

Should the shareholders approve Proposal 5 beginning on page 40 and should the Board of Directors effect a reverse stock split, a proportionate reduction in the total number of authorized shares of common stock shall be made.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 3.

Proposal 4	Amendment of the FuelCell Energy, Inc. Amended & Restated Section 423 Employee Stock Purchase Plan, increasing the number of shares reserved for issuance from 1,900,000 to 2,900,000

We maintain a Section 423 Employee Stock Purchase Plan for the benefit of our employees. The Board believes the availability of stock incentives is an important factor in our ability to attract and retain experienced and competent employees and to provide an incentive for them to exert their best efforts on our behalf. As of January 31, 2015, out of a total of 1,900,000 shares reserved for issuance under the Company’s Section 423 Employee Stock Purchase Plan (“ESPP”), 184,028 shares remained available for purchase. Accordingly, on December 17, 2014, the Compensation Committee approved an amendment to the plan, subject to shareholder approval, to reserve an additional 1,000,000 shares for issuance pursuant to the plan, thus increasing the total number of shares reserved for issuance under the plan from 1,900,000 to 2,900,000 shares. Key provisions of the ESPP are described below. The current version, as amended, of the ESPP is available as an exhibit to this Proxy Statement.

General Description of Proposal

Eligible Employees

Except as described below, all full-time employees of the Company or any of its participating subsidiaries (scheduled to work more than 1,000 hours per year) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock.

Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 2,900,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like.

Plan Offerings and Purchase of Shares

Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will commence on May 1 and November 1 of each year and end on the October 31 or April 30 next following the commencement date. On the purchase date, the amounts withheld will be applied to purchase shares of the Company’s common stock for the participant. The purchase price will be 85% of the lesser of the closing market price of our common stock on the first day or the last day of the Offering Period.

In no event may an employee purchase shares of Common Stock in excess of 3,000 shares of Common Stock on the last day of the Offering Period commencing on May 1 and ending on October 31 and 6,000 shares of Common Stock (less the number of shares purchased during the Offering Period ending on the immediately preceding October 31) on the last day of the Offering Period commencing on November 1 and ending on April 30. If a participant is not an employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option.

No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

Each eligible employee may elect to participate in the plan by enrolling on-line through the Company’s Plan Administrator and authorizing a payroll deduction. Such Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of the next succeeding Offering Period and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.

An employee may authorize payroll deductions in any even dollar amount up to but not more than fifteen percent (15%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

A participant may increase and decrease payroll deductions one time each during an Offering Period. An employee who decreases his payroll deductions to zero may still remain a participant during the Offering Period so long as the employee does not make a withdrawal.

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Withdrawal from the Plan

An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the last day of an Offering Period by processing an on-line withdrawal through the Plan Administrator in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.

Administration

The plan is administered by the Compensation Committee. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. The Company will bear all costs of administering and carrying out the Plan.

Termination and Amendments to Plan

The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would increase the aggregate number of shares of Common Stock to be offered under the Plan or change the class of employees eligible to receive options under the Plan. Our Board may terminate the plan at any time.

Tax Consequences

The following brief summary of the effect of U.S. federal income taxation upon the participant and the Company with respect to the shares purchased under the ESPP does not purport to be complete, and does not discuss the tax consequences of a participant’s death or the income tax laws of any state or foreign country in which the participant may reside.

The plan is intended to qualify as an “employee purchase plan” within the meaning of Section 423 of the IRC. Under this provision of the IRC, employees will not recognize taxable income or gain with respect to shares purchased under the plan either at the offering date or at a purchase date.

Disposition of Shares More Than Two Years After an Offering Date. If a current or former employee disposes of shares purchased under the plan more than two years after the offering date, and more than one year after the applicable purchase date, or in the event of the employee’s death at any time, the employee or the employee’s estate will be required to report as ordinary compensation income for the taxable year of disposition or death an amount equal to the lesser of:

•	the excess of the fair market value of the shares at the time of disposition or death over the purchase price; or
•	15% of the fair market value of the shares on the offering date.

In the case of such a disposition or death, the employee or the employee’s estate will not be entitled to any deduction from income. Any additional gain on the disposition in excess of the amount treated as ordinary compensation income will be capital gain.

Disposition of Shares within Two Years of an Offering Date. If an employee disposes of shares purchased under the plan within two years after the offering date or within one year after the purchase date, the employee will be required to recognize the excess of the fair market value of the shares on the purchase date over the purchase price as ordinary compensation income for the year of disposition. If the disposition is by sale, any difference between the fair market value of the shares on the purchase date and the disposition price will be capital gain or loss. In the event of a disposition within the two holding periods described above, the Company generally will be entitled to a deduction from income in the year of such disposition equal to the amount that the employee is required to recognize as ordinary compensation income. Under the terms of the plan, participants are required to pay to the Company any amounts necessary to satisfy any tax withholding determined by the Company to be required in connection with either the purchase or sale of shares acquired under the plan.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 4

Proposal 5	Authorize the Board to Effect a Reverse Stock Split and Proportionately Reduce the Number of Authorized Shares of Common Stock in Connection with a Reverse Stock Split (such authorization to expire on April 2, 2016)

General Description of Proposal

We are asking shareholders to authorize the Board of Directors to effect, in its discretion, on or prior to April 2, 2016, a reverse stock split of our outstanding (and treasury) common stock at one of five reverse stock split ratios, 1-for-3, 1-for-5, 1-for-7, 1-for-10 or 1-for-12, as determined by the Board of Directors, and to approve a corresponding amendment to our Certificate of Incorporation, as amended, (the “Certificate of Amendment”), to effect the reverse stock split and to reduce proportionately the total number of shares of common stock that we are authorized to issue, subject to the Board’s authority to determine not to

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effect any reverse stock split and to abandon the Certificate of Amendment. If our shareholders approve the reverse stock split and the Board determines to implement the reverse stock split, the reverse stock split will become effective upon the filing of the Certificate of Amendment with the Delaware Secretary of State.

The reverse stock split will be realized simultaneously for all outstanding common stock and the ratio determined by the Board will be the same for all outstanding common stock. The reverse stock split will affect all holders of common stock uniformly and each stockholder will hold the same percentage of common stock outstanding immediately following the reverse stock split as that stockholder held immediately prior to the reverse stock split, except for adjustments that may result from the treatment of fractional shares as described below. The Certificate of Amendment will proportionately reduce the number of authorized shares of common stock by the ratio of the reverse stock split, but the par value of the common stock will remain at $0.0001 per share. The number of authorized shares of preferred stock will remain the same.

The Board may determine in its discretion not to effect any reverse stock split and not to file the Certificate of Amendment. Subject to approval of the Certificate of Amendment, no further action on the part of our shareholders will be required to either implement or abandon the reverse stock split. As detailed in a following section of this proposal, the term of this requested shareholder approval is for 12 months from the date of the annual meeting at which time the authority for the Board to effect a reverse stock split expires.

Purpose of the Reverse Stock Split

The Board believes implementing a reverse stock split is likely to increase the market price for our common stock as fewer shares will be outstanding. The Board further believes a reverse stock split will extend the Board’s flexibility to make our common stock more attractive to a broader range of institutional and other investors, as we have been advised that the current market price of our common stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. Many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers. In addition, some of those policies and practices may function to make the processing of trades in low-priced stocks economically unattractive to brokers. Moreover, because brokers’ commissions on low-priced stocks generally represent a higher percentage of the stock price than commissions on higher-priced stocks, the current average price per share of common stock can result in individual shareholders paying transaction costs representing a higher percentage of their total share value than would be the case if the share price were substantially higher. We believe that shareholder approval of this proposal will extend the Board’s flexibility to make our common stock a more attractive and cost effective investment for many investors, which we believe will enhance the liquidity of the holders of our common stock.

In addition, the Board believes that a reverse stock split will provide other benefits to shareholders including a reduction in administrative expenses including the listing fees paid to Nasdaq as the fees are based on the number of shares outstanding. Also, shareholder administration fees, including the costs of administering the annual proxy process, are impacted by the number of shares outstanding so effecting a reverse stock split may reduce these expenses.

If adopted by the shareholders, this amendment would become effective upon filing of an appropriate Certificate of Amendment with the Secretary of State of the State of Delaware. The proposed amendment to Article FOURTH of the Certificate of Incorporation would read in its entirety as follows:

FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is as follows:

[ ] (1) shares of Common Stock, $.0001 par value (the “Common Stock”); and 250,000 shares of Preferred Stock, $.01 par value (the “Preferred Stock”)

The classes of capital stock of the Corporation shall have the preferences, voting powers and relative participating, optional or other special rights and qualifications, limitations or restrictions as set forth in this Article Fourth.

Effective as of 5:00 p.m., Eastern time, on the date that this Certificate of Amendment is filed with the Secretary of State of the State of Delaware (the “Effective Time”), each [three (3)] [five (5)] [seven (7)] [ten (10)] [twelve (12)(2)] shares of the Common Stock issued and outstanding or held in the treasury (if any) immediately prior to the Effective Time shall be automatically combined and converted, without further action, into one (1) validly issued, fully paid and non-assessable share of Common Stock with a par value of $.0001 per share, subject to the treatment of fractional shares. No fractional shares shall be issued and, in lieu thereof, any holder of Common Stock immediately prior to the Effective Time who would otherwise be entitled to a fraction of a share shall be entitled to receive a cash payment (without interest) in an amount equal to the fraction to which the stockholder would otherwise be entitled multiplied by the closing price of the Common Stock, as reported on The Nasdaq Global Market, as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.

Board Discretion to Implement the Reverse Stock Split and Determine the Ratio

If the reverse stock split and the corresponding proportionate reduction in the total number of authorized shares of common stock are approved by our shareholders, the Certificate of Amendment will become effective, if at all, only upon a determination by the Board on or prior to April 2, 2016 that the actions contemplated by the Certificate of Amendment are in the best interests of the Company and our shareholders. Such determination will be based on certain factors, including existing and expected marketability and liquidity of our common stock, prevailing market conditions and the likely effect on the market price of our common stock.

(1)	The total number of authorized common shares will be determined based on the ratio of the reverse stock split.
(2)	As determined by the Board of Directors.

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Notwithstanding approval by the shareholders of this Proposal No. 5, the Board may determine not to effect the reverse stock split and the proportionate reduction of the total number of authorized shares of common stock. If the Board elects not to implement the reverse stock split and proportionate reduction in the total number of authorized shares of common stock on or prior to April 2, 2016, stockholder approval would again be required prior to implementing any reverse stock split or corresponding reduction in the authorized shares of common stock subsequent to April 2, 2016.

The ratio of the reverse stock split, if approved and implemented, will be one of five reverse stock split ratios, 1-for-3, 1-for-5, 1-for-7, 1-for-10 or 1-for-12, as determined by the Board in its sole discretion. In determining the reverse stock split ratio, the Board will consider numerous factors, including:

•	the historical and projected performance of our common stock;
•	prevailing market conditions;
•	general economic and other related conditions prevailing in our industry and in the marketplace;
•	our capitalization (including the number of shares of common stock issued and outstanding);
•	the prevailing trading price for our common stock and the volume level thereof; and
•	the potential devaluation of our market capitalization as a result of the reverse stock split.

Our purpose for requesting authorization to implement the reverse stock split at a ratio to be determined by the Board, as opposed to a ratio that is fixed in advance, is to give the Board the flexibility to take into account then-current market conditions and changes in the price of our common stock and to respond to any other developments that may be relevant when considering the appropriate ratio.

Principal Effects of the Reverse Stock Split

A reverse stock split refers to a reduction in the number of outstanding shares of a class of a corporation’s capital stock, which may be accomplished, as in this case, by reclassifying and combining all of our outstanding shares of common stock into a proportionately smaller number of shares. After the effective date of the proposed reverse stock split and proportionate reduction in the total number of authorized shares of common stock, each stockholder will own a reduced number of shares of common stock. However, the proposed reverse stock split will affect all shareholders uniformly and will not affect any stockholder’s percentage ownership interest in the Company (except to the extent that the reverse stock split would result in any shareholders receiving cash in lieu of fractional shares) or proportionate voting power as described below. For example, if the Board decides to implement a 1-for-5 reverse stock split of common stock, then a stockholder holding 10,000 shares of common stock before the reverse stock split would instead hold 2,000 shares of common stock immediately following the reverse stock split. All shares of common stock will remain validly issued, fully paid and non-assessable.

The proposed reverse stock split will also reduce the number of shares of common stock issuable under the Company’s 2006 Equity Incentive Plan and 2010 Equity Incentive Plan, as amended, (collectively referred to as the “Equity Incentive Plans”) and the Employee Stock Purchase Plan. The per share exercise price of all outstanding option awards will be increased proportionately and the number of shares of common stock issuable upon the exercise of all outstanding option awards and the vesting of all unvested restricted stock will be reduced proportionately. These adjustments will result in approximately the same aggregate exercise price being required to be paid for all outstanding option awards upon exercise, although the aggregate number of shares issuable upon exercise of such option awards will be reduced proportionately following the reverse stock split. Likewise, stock ownership guidelines for Independent Directors of the Board and NEOs would be reduced proportionately.

We are currently authorized to issue up to 400,000,000 shares of common stock, par value $0.0001 per share, of which 291,176,162 shares of common stock were issued and outstanding as of December 31, 2014, and 250,000 shares of preferred stock, par value $0.01 per share, of which 64,020 were issued and outstanding as of December 31, 2014. If we effect the proposed reverse stock split and file the Certificate of Amendment, the number of shares of our authorized common stock will be reduced proportionately by the ratio of the reverse stock split and the number of shares of our authorized preferred stock will remain unchanged. The Certificate of Amendment will not affect the par value of our common stock which will remain at $0.0001 per share or our preferred stock which will remain at $0.01 per share.

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The following table illustrates the effects of the reverse stock split at the five exchange ratios proposed, without giving effect to any adjustments for fractional shares of common stock, on our outstanding shares of common stock as of December 31, 2014. We have also demonstrated the effect on common stock authorized and common stock authorized but unreserved and available for issuance, should Proposal 3 beginning on page 37 be approved:

	Before	After Reverse Stock Split
	Reverse
	Stock Split	1-for-3	1-for-5	1-for-7	1-for-10	1-for-12
Common Shares Issued and Outstanding	291,176,162	97,058,721	58,235,232	41,596,595	29,117,616	24,264,680
Common Shares Reserved for issuance under Equity and Stock Purchase Plans(1)	11,738,031	3,912,677	2,347,606	1,676,862	1,173,803	978,169
Common Shares Underlying Outstanding and Warrants	4,250,000	1,416,667	850,000	607,143	425,000	354,167
Common Shares Reserved for issuance upon conversion of preferred stock	5,517,605	1,839,202	1,103,521	788,229	551,761	459,800
Total Common Shares Authorized	400,000,000	133,333,333	80,000,000	57,142,857	40,000,000	33,333,333
Total Common Shares Authorized and available for issuance	87,318,302	29,106,067	17,463,640	12,474,029	8,731,820	7,276,517
If Proposal 3 is Approved:
Total Common Shares Authorized	475,000,000	158,333,333	95,000,000	67,857,143	47,500,000	39,583,333
Total Common Shares Authorized and available for issuance	162,318,202	54,106,067	32,463,640	23,188,315	16,231,820	13,526,517

Notes;

(1) – Includes 1,000,000 shares requested under proposal 3 to increase the Employee Stock Purchase Plan

Because no fractional shares will be issued, certain holders of our common stock could be eliminated in the event that the proposed reverse stock split is implemented. As of January 27, 2015, we had approximately 1,945 holders who held fewer than 5 shares of common stock, out of a total of approximately 82,000 holders. Therefore, we believe that a reverse stock split, even if implemented and approved at a ratio of 1-for-5, would not have a significant effect on the number of holders of our common stock. Although the number of our outstanding shares of common stock would decrease as a result of the reverse stock split, the Board does not intend to use the reverse stock split as a part of, or a first step in, a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Our common stock is currently registered under Section 12(B) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The proposed reverse stock split will not affect the registration of our common stock under the Exchange Act. If the proposed reverse stock split is implemented, our common stock will continue to be reported on The Nasdaq Global Market under the symbol “FCEL” (although the Nasdaq would likely add the letter “D” to the end of the trading symbol for a period of 20 trading days to indicate that the reverse stock split has occurred).

Certain Risks Associated with the Reverse Stock Split

A reverse stock split could result in a significant devaluation of the Company’s market capitalization and the trading price of our common stock.

Although we expect that the reverse stock split will result in an increase in the market price of our common stock, we cannot assure you that the reverse stock split, if implemented, will increase the market price of our common stock in proportion to the reduction in the number of shares of the common stock outstanding or result in a permanent increase in the market price. Accordingly, the total market capitalization of our common stock after the proposed reverse stock split may be lower than the total market capitalization before the proposed reverse stock split and, in the future, the market price of our common stock following the reverse stock split may not exceed or remain higher than the market price prior to the proposed reverse stock split.

The effect of the reverse stock split upon the market price of our common stock cannot be predicted with any certainty, and the history of similar reverse stock splits for companies in similar circumstances to ours is varied. The market price of our common stock is dependent on many factors, including our business and financial performance, general market conditions, prospects for future success and other factors detailed from time to time in the reports we file with the SEC. If the reverse stock split is implemented and the market price of our common stock declines, the percentage decline as an absolute number and as a percentage of our overall market capitalization may be greater than would occur in the absence of the reverse stock split.

The reverse stock split may result in some shareholders owning “odd lots” (fewer than 100 shares) that may be more difficult to sell or require greater transaction costs per share to sell.

While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the reverse stock split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

The reduced number of shares of common stock resulting from a reverse stock split could adversely affect the liquidity of our common stock.

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Although the Board believes that the decrease in the number of shares of common stock outstanding as a consequence of the reverse stock split and the anticipated increase in the market price of our common stock could encourage interest in our common stock and possibly promote greater liquidity for our shareholders, such liquidity could also be adversely affected by the reduced number of shares outstanding after the reverse stock split.

Effective Date

If we implement the reverse stock split and the corresponding proportionate reduction in the total number of authorized shares of common stock, it will become effective as of 5:00 p.m. Eastern time on the date of filing the Certificate of Amendment with the Secretary of State of the State of Delaware. The Board may determine to proceed with the reverse stock split at any time after we receive stockholder approval, up to April 2, 2016. In addition, the Board reserves the right, notwithstanding stockholder approval and without further action by our shareholders, to elect not to proceed with the reverse stock split if, at any time before filing the Certificate of Amendment, the Board, in its discretion, determines that it is no longer in the Company’s best interest and the best interest of our shareholders to proceed with the reverse stock split.

Treatment of Fractional Shares

Shareholders will not receive fractional post-reverse stock split shares in connection with the reverse stock split. Instead, we will pay to each registered stockholder, in cash, the value of any fractional share interest in our common stock arising from the reverse stock split. Those registered shareholders who hold their shares in certificate form will receive cash payment for their fractional interest, if applicable, following the surrender of their pre-reverse stock split stock certificates for post-reverse stock split shares. The cash payment would equal the fraction to which the stockholder would otherwise be entitled multiplied by the closing sales price of the common stock as reported on The Nasdaq Global Market, as of the effective date of the reverse stock split. This cash payment may be subject to applicable U.S. federal, state and local income tax.

No transaction costs will be assessed on shareholders for the cash payment. Shareholders will not be entitled to receive interest for the period of time between the effective date of the reverse stock split and the date payment is made for their fractional share interest in our common stock. You should also be aware that, under the escheat laws of certain jurisdictions, sums due for fractional interests that are not timely claimed after the funds are made available may be required to be paid to the designated agent for each such jurisdiction. Thereafter, shareholders otherwise entitled to receive such funds may have to obtain the funds directly from the state to which they were paid.

If you believe that you may not hold sufficient shares of our common stock at the effective date of the reverse stock split to receive at least one share in the reverse stock split and you want to continue to hold our common stock after the split, you may do so by either:

•	purchasing a sufficient number of shares of our common stock; or
•	if you have shares of common stock in more than one account, consolidating your accounts, so that in each case you hold a number of shares of our common stock in each of your accounts prior to the reverse stock split that would entitle you to receive at least one share of our common stock on a post-reverse stock split basis. Common stock held in registered form (that is, shares held by you in your own name on the Company’s share register maintained by its transfer agent) and common stock held in “street name” (that is, shares held by you through a bank, broker or other nominee) for the same investor would be considered held in separate accounts and would not be aggregated when implementing the reverse stock split. Also, shares of common stock held in registered form but in separate accounts by the same investor would not be aggregated when implementing the reverse stock split.

After the reverse stock split, then current shareholders would have no further interest in the Company with respect to their fractional shares. A person otherwise entitled to a fractional share interest would not have any voting, dividend or other rights in respect of their fractional interest except to receive the cash payment as described above. Such cash payments would reduce the number of post-split shareholders to the extent that there are shareholders holding fewer than that number of pre- split shares within the exchange ratio that is determined by the Board as described above. Reducing the number of post-split shareholders, however, is not the purpose of this proposal or the reverse stock split.

Effect on Beneficial Owners

Shareholders holding our common stock through a bank, broker or other nominee should note that such banks, brokers or other nominees may have different procedures for processing the reverse split than those that would be put in place by the Company for registered shareholders that hold such shares directly, and their procedures may result, for example, in differences in the precise cash amounts being paid by such nominees in lieu of a fractional share. If you hold your shares with such a bank, broker or other nominee and if you have questions in this regard, you are encouraged to contact your bank, broker or nominee.

Effect on Registered Certificated Shares

Some registered shareholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. If any of your shares of our common stock are held in certificate form, you will receive a letter of transmittal from the Company’s transfer agent as soon as practicable after the effective date of the reverse stock split. The letter of transmittal will contain instructions on how to surrender your certificate(s) representing your pre-split shares to the exchange agent. Upon receipt of your properly completed and executed letter of transmittal and your stock certificate(s), you will be issued the appropriate number of shares either in certificate form or electronically in book-entry form under the new direct registration system. If you are entitled to a payment in lieu of any fractional share interest, payment will be made as described above under “Treatment of Fractional Shares.” No new stock certificates or payments in lieu of fractional shares will be issued to a stockholder until such stockholder has surrendered such stockholder’s outstanding certificate(s) together with the properly completed and executed letter of transmittal to the exchange agent.

Beginning on the effective date of the reverse stock split, each certificate representing pre-reverse stock split shares will be deemed for all corporate purposes to evidence ownership of post-reverse stock split shares.

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SHAREHOLDERS SHOULD NOT DESTROY ANY PRE-SPLIT STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL THEY ARE REQUESTED TO DO SO.

Effect on Registered Book-Entry Holders

The Company’s registered shareholders may hold some or all of their shares electronically in book-entry form under the direct registration system for securities. These shareholders will not have stock certificates evidencing their ownership of our common stock. They are, however, provided with a statement reflecting the number of shares registered in their accounts.

•	If you hold shares in a book-entry form, you do not need to take any action to receive your post-split shares or your cash payment in lieu of any fractional share interest, if applicable. If you are entitled to post-split shares, a transaction statement will automatically be sent to your address of record indicating the number of shares you hold.
•	If you are entitled to a payment in lieu of any fractional share interest, a check will be mailed to you at your registered address as soon as practicable after the Company’s transfer agent completes the aggregation and sale described above in “Treatment of Fractional Shares.” By signing and cashing this check, you will warrant that you owned the shares for which you receive a cash payment

Accounting Consequences

The par value per share of our common stock will remain unchanged at $0.0001 per share after the reverse stock split. As a result, on the effective date of the reverse split, the stated capital on the Company’s balance sheet attributable to our common stock will be reduced proportionately from its present amount, and the additional paid in capital account shall be credited with the amount by which the stated capital is reduced. The per share common stock net income or loss and net book value will be increased because there will be fewer shares of common stock outstanding. The Company does not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Appraisal Rights

The Company’s shareholders are not entitled to appraisal rights under Delaware law or the Company’s Certificate of Incorporation, as amended, with respect to the Certificate of Amendment, and the Company will not independently provide our shareholders with any such right.

Certain U.S. Federal Income Tax Consequences

The following is a discussion of certain United States federal income tax considerations relating to the proposed reverse stock split that may be relevant to shareholders of the Company. Unless otherwise specifically indicated herein, this summary addresses the tax consequences only to a beneficial owner of our common stock that is a citizen or individual resident of the United States, a corporation organized in or under the laws of the United States or any state thereof or the District of Columbia or otherwise subject to U.S. federal income taxation on a net income basis without regard to source of income. This summary does not address all of the tax consequences that may be relevant to any particular stockholder, including tax considerations that arise from rules of general application to all taxpayers or to certain classes of taxpayers or that are generally assumed to be known by shareholders. This summary also does not address the tax consequences to (i) persons that may be subject to special treatment under U.S. federal income tax law, such as banks, insurance companies, thrift institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, nonresident alien individuals, foreign trusts or entities, U.S. expatriates, persons subject to the alternative minimum tax, traders in securities that elect to mark to market and dealers in securities or currencies, (ii) persons that hold stock of the Company as part of a position in a “straddle” or as part of a “hedging,” “conversion” or other integrated investment transaction for federal income tax purposes, (iii) persons that do not hold stock of the Company as “capital assets” (generally, property held for investment), or (iv) persons that acquired their shares of common stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of stock of the Company, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships that hold stock of the Company, and partners in such partnerships, should consult their own tax advisors regarding the U.S. federal income tax consequences of the reverse stock split.

This summary is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. Subsequent developments in U.S. federal income tax law, including changes in law or differing interpretations, which may be applied retroactively, could have a material effect on the U.S. federal income tax consequences of the reverse stock split. Furthermore, this summary does not address any foreign, state, or local tax considerations relating to the reverse stock split.

[We have not obtained a ruling from the Internal Revenue Service (“IRS”) or an opinion of legal or tax counsel with respect to the U.S. tax consequences of the reverse stock split. The following discussion is for information purposes only and is not intended as tax or legal advice.] Each shareholder should consult its own tax advisor regarding the U.S. federal, state, local, and foreign income and other tax consequences of the reverse stock split.

The reverse stock split is intended to constitute a “recapitalization” within the meaning of Section 368(a)(1)(E) of the Internal Revenue Code. Certain filings with the IRS must be made by the Company and certain “significant holders” of its common stock in connection with the reverse stock split’s treatment as a reorganization. The tax consequences discussed below assume that the reverse stock split is treated as a recapitalization.

The Company will not recognize any gain or loss as a result of any reverse stock split.

A stockholder generally will not recognize gain or loss as a result of the reverse stock split, except to the extent of cash, if any, received in lieu of a fractional share interest in the Company’s post-reverse split common stock. A stockholder who receives cash in lieu of a fractional share interest in the post-reverse split common stock generally will recognize capital gain or loss equal to the difference,

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if any, between the cash received and the portion of the tax basis of the pre-reverse split common stock allocated to the fractional share interest. However, shareholders who, actually or constructively for U.S. federal income tax purposes, own more than 1 percent of the Company’s outstanding common stock should consult their tax advisors as to whether any cash received in lieu of a fractional share interest could be treated as being “essentially equivalent to a dividend” and taxed accordingly.

Capital gain recognized by a non-corporate stockholder upon receipt of cash in lieu of a fractional share interest is generally taxed at a maximum rate of 20% where the stockholder has a holding period for U.S. federal income tax purposes in such stockholder’s pre-reverse split common stock of more than one year. If a non-corporate stockholder’s holding period is one year or less, any recognized gain will generally be subject to U.S. federal income tax at the same rate as ordinary income (the maximum rate of which is currently 39.6%). An additional 3.8% Medicare contribution tax may also be applicable to the amount of any capital gain recognized by a non-corporate stockholder that has a “modified adjusted gross income” in excess of a specified threshold amount. For corporations, capital gain is taxed at the same rate as ordinary income (the maximum rate of which is currently 35%). There are limits on the deductibility of capital losses for both corporate and non-corporate holders.

A stockholder’s aggregate tax basis of the post-reverse split common stock received in the reverse stock split will generally be equal to the aggregate tax basis of the pre-reverse split common stock exchanged therefore (excluding any portion of the stockholder’s tax basis allocated to fractional share interests). The holding period of the post-reverse split common stock received in the reverse stock split will include the holding period of the pre-reverse split common stock exchanged.

Information returns generally will be required to be filed with the IRS with respect to the receipt of cash in lieu of a fractional share interest in the Company’s post-reverse split common stock in the case of certain shareholders. In addition, shareholders may be subject to a backup withholding tax (at the current applicable rate of 28%) on the payment of such cash if they do not provide their taxpayer identification numbers in the manner required or otherwise fail to comply with applicable backup withholding tax rules. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or allowed as a credit against the stockholder’s federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Vote Required

The affirmative vote of holders of a majority of the outstanding shares of our common stock entitled to vote at the Annual Meeting is required to approve this Proposal No. 5 to (i) authorize the Board to effect a reverse stock split of our outstanding common stock by a ratio of one of five reverse stock split ratios, 1-for-3, 1-for-5, 1-for-7, 1-for-10 or 1-for-12, as determined by the Board (such authorization to expire on April 2, 2016) and (ii) approve the corresponding Certificate of Amendment to proportionately reduce the total number of shares of common stock that the Company is authorized to issue, subject to the Board’s authority to abandon such amendment.

For the foregoing reasons the Board of Directors recommends that Shareholders vote “FOR” approval of Proposal no. 5

Additional Information and Other Matters

GENERAL

The record date for the Annual Meeting is February 6, 2015. Holders of shares of the Company’s common stock, par value $.0001 per share (“Common Stock”), as of the close of business on the record date, are entitled to notice of, and to vote at, the Annual Meeting or any adjournments thereof. Each holder of Common Stock is entitled to one vote for each share held on the record date.

SHAREHOLDER PROPOSALS FOR THE 2016 ANNUAL MEETING

Shareholders who wish to present proposals for inclusion in the Company’s proxy materials and for consideration at the 2016 Annual Meeting of Shareholders should submit the proposals in writing to the Secretary of the Company at the following address in accordance with all applicable rules and regulations of the SEC no later than October 24, 2015.

FuelCell Energy, Inc.

c/o Corporate Secretary
3 Great Pasture Road
Danbury, CT 06810

In addition, all proposals must comply with Rule 14a-8 of the Securities Exchange Act of 1934.

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QUORUM AND VOTE REQUIRED

As of the record date, there were [XX] shares of Common Stock issued and outstanding. The holders of a majority of the shares of Common Stock entitled to vote as of the record date present, in person or by proxy will constitute a quorum at the meeting. The affirmative vote of the holders of a plurality of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the election of the directors (Proposal 1). The affirmative vote of the holders of a majority of the shares of Common Stock cast on the matter at the Annual Meeting (assuming a quorum is present) is required for the ratification of the appointment of our auditors (Proposal 2), the amendment of the Company’s Section 423 Employee Stock Purchase Plan (Proposal No 4), and the approval of any other matters properly presented at the Annual Meeting. The amendments of the Company’s Articles of Incorporation (Proposals 3 and 5) require the affirmative vote of a majority of the shares outstanding. If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST” with respect to proposals 3 and 5, and has no effect on the other matters presented.

For the purpose of determining whether the shareholders have approved matters other than the election of directors under Delaware law, abstentions are treated as shares present or represented and voting, so abstaining has the same effect as a negative vote. If your shares are held by a broker on your behalf (that is, in “street name”), and you do not instruct the broker as to how to vote these shares on proposals 1, 4 or 5 the broker may not exercise discretion to vote for or against the proposal. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to proposals 2 and 3, the broker may exercise its discretion to vote for or against those proposals in the absence of your instruction. Please instruct your bank or broker so your vote can be counted.

VOTING BY PROXY

Whether you hold shares directly as the shareholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a shareholder of record, you may vote by proxy. You can vote by proxy over the internet, by mail or telephone by following the instructions provided in the Notice, or, on the proxy card. The persons named as attorneys-in-fact in the proxy, Arthur A. Bottone and Michael S. Bishop, were selected by the Board of Directors. All properly executed proxies returned in time to be counted at the meeting will be voted by such persons at the Annual Meeting. Shares represented by a properly executed proxy received prior to the vote at the Annual Meeting and not revoked will be voted at the Annual Meeting as directed on the proxy. If a properly executed proxy is submitted and no instructions are given, the proxy will be voted FOR the election of the directors named in this Proxy Statement; FOR the ratification of the appointment of our auditors; FOR the amendment of the FuelCell Energy, Inc. Amended and Restated Articles of Incorporation increasing our authorized common stock from 400,000,000 to 475,000,000 shares; FOR the amendment of the FuelCell Energy, Inc. Amended and Restated Section 423 Employee Stock Purchase Plan, increasing the number of shares reserved for issuance from 1,900,000 to 2,900,000; and FOR the authorization of the Board of Directors to effect a reverse stock split and proportionately reduce the number of authorized shares of common stock in connection with a reverse stock split. It is not anticipated that any matters other than those set forth in this Proxy Statement will be presented at the Annual Meeting. If other matters are presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any shareholder delivering a proxy has the power to revoke it at any time before it is voted by giving written notice to the Secretary of the Company, by executing and delivering to the Secretary a proxy card bearing a later date or by voting in person at the Annual Meeting.

In addition to soliciting proxies through the mail, the Company may solicit proxies through its directors and employees in person or by telephone. Brokerage firms, nominees, custodians and fiduciaries also may be requested to forward proxy materials to the beneficial owners of shares held of record by them. All expenses incurred in connection with the solicitation of proxies will be borne by the Company.

ANNUAL REPORT AND FORM 10-K

Additional copies of the Company’s Annual Report to Shareholders for the Fiscal year ended October 31, 2014 and copies of the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2014 as filed with the securities and exchange commission are available to shareholders without charge upon written request addressed to: FuelCell Energy, Inc., 3 Great Pasture Road, Danbury, Connecticut 06810 Attn: Investor Relations and are also available in the Investor Relations section of the Company’s web site at www.fuelcellenergy.com.

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OTHER MATTERS

As of the date of this proxy statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. If any other matters properly come before the meeting, it is intended that the persons named in the proxy will act in respect thereof in accordance with their best judgment.

FuelCell Energy, Inc. Annual Meeting of Shareholders

Thursday, April 2, 2015
10:00 a.m. Eastern Standard Time
Hartford Marriott Downtown
200 Columbus Blvd
Hartford, Connecticut

INFORMATION ABOUT ADVANCE REGISTRATION FOR ATTENDING THE ANNUAL MEETING

In accordance with the Company’s security procedures, admission to the annual meeting will be restricted to holders of record and beneficial owners of FuelCell Energy voting securities as of the record date February 6, 2015. You will need to provide valid government-issued photo identification, such as a driver’s license or passport, to gain entry to the annual meeting. Meeting attendance requires advance registration. Please contact the office of the corporate secretary at corporatesecretary@fce.com to request an admission ticket. If you do not have an admission ticket, you must present proof of ownership in order to be admitted to the meeting.

•	If you are a holder of record of FuelCell Energy, you should indicate that you plan to attend the meeting when submitting your proxy by checking the box (Yes) in the bottom left corner of your Proxy Card.
•	If you are a beneficial owner of FuelCell Energy voting securities held by a bank, broker or other nominee, you will also need an admission ticket or proof of ownership to be admitted to the meeting. A recent brokerage statement or letter from the bank, broker or other nominee are examples of proof of ownership. If you want to vote in person your FuelCell Energy voting securities held by a bank, broker or other nominee, you will have to obtain a proxy, executed in your favor, from the holder of record.

Directions to the Hartford Marriott Downtown are available in the Investor Relations section of the Company’s web site at www. fuelcellenergy.com. If you have questions regarding admission to the annual meeting you may contact the office of the corporate secretary at:

FuelCell Energy, Inc.

Office of the Corporate Secretary
3 Great Pasture Road
Danbury, CT 06810
(203) 825-6102

corporatesecretary@fce.com

Please include the following information with your inquiry:

•	Your name and complete mailing address;
•	Your email address; and
•	Proof that you own FuelCell Energy shares (such as a letter from your bank or broker or a photocopy of a current brokerage or other account statement).

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Annex A	FuelCell Energy, Inc. Amended & Restated Section 423 Employee Stock Purchase Plan

As proposed to be Amended by the Shareholders on April 2, 2015

1.	Purpose

The FuelCell Energy, Inc. Amended and Restated Section 423 Employee Stock Purchase Plan (the “Plan”) is intended to provide a method whereby employees of FuelCell Energy, Inc. (the “Company”) and participating subsidiaries will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of the Company’s $.0001 par value common stock (the “Common Stock”). It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of that Section of the Code.

2.	Eligible Employees

(a)	All full-time employees of the Company or any of its participating subsidiaries (scheduled to work more than 1,000 hours per year) shall be eligible to receive options under this Plan to purchase the Company’s Common Stock. Persons who become eligible employees after any date on which options are granted under the Plan shall be granted options on the first day of the next succeeding Offering Period on which options are granted to eligible employees under the Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing five (5%) percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporation as the terms “parent corporation” and “subsidiary corporation” are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.
(b)	For the purpose of this Plan, the term employee shall not include an employee whose customary employment is for not more than twenty (20) hours per week or is for not more than five (5) months in any calendar year.

3.	Stock Subject to the Plan

The stock subject to the options granted hereunder shall be shares of the Company’s authorized but unissued Common Stock or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 2,900,000, subject to increase or decrease by reason of stock split-ups, reclassifications, stock dividends, changes in par value and the like. If the number of shares of Common Stock reserved and available for any Offering Period (as defined hereto) is insufficient to satisfy all purchase requirements for that Offering Period, the reserved and available shares for that Offering Period shall be apportioned among participating employees in proportion to their options. If any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

4.	Offering Periods and Stock Options

(a)	Six month periods during which payroll deductions will be accumulated under the Plan (“Offering Periods”) will commence on May 1 and November 1 of each year and end on the October 31 or April 30 next following the commencement date. Each Offering Period includes only regular paydays falling within it.
(b)	On the first business day of each Offering Period, the Company will grant to each eligible employee who is then a participant in the Plan an option to purchase on the last day of such Offering Period at the Option Exercise Price, as provided in this paragraph (b), that number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on the last day of the Offering Period (including any amount carried forward pursuant to Article 8 hereof) will pay for at the Option Exercise Price; provided that such employee remains eligible to participate in the Plan throughout such Offering Period. The Option Exercise Price for each Offering Period shall be the lesser of (i) eighty-five percent (85%) of the Average Market Price of the Common Stock on the first business day of the Offering Period, or (ii) eighty-five percent (85%) of the Average Market Price of the Common Stock on the last business day of the Offering Period, in either case rounded up to

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avoid impermissible trading fractions. In the event of an increase or decrease in the number of outstanding shares of Common Stock through stock split-ups, reclassifications, stock dividends, changes in par value and the like, an appropriate adjustment shall be made in the number of shares and Option Exercise Price per share provided for under the Plan, either by a proportionate increase in the number of shares and proportionate decrease in the Option Exercise Price per share, or by a proportionate decrease in the number of shares and a proportionate increase in the Option Exercise Price per share, as may be required to enable an eligible employee who is then a participant in the Plan to acquire on the last day of the Offering Period that number of full shares of Common Stock as his accumulated payroll deductions on such date will pay for at the Option Exercise Price, as so adjusted.
(c)	For purposes of this Plan, the term “Average Market Price” on any date means (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the National Market List of the National Association of Securities Dealers Automated Quotation (“Nasdaq”) system, if the Common Stock is not then traded on a national securities exchange; or (iii) if the Common Stock is traded in the over-the-counter securities market, but not on the National Market List of Nasdaq or on a national securities exchange, the average of the closing bid and asked prices last quoted (on that date) for the Common Stock by an established quotation service for over-the-counter securities.
(d)	For purposes of this Plan the term “business day” as used herein means a day on which there is trading on the national securities exchange on which the Common Stock is listed or on Nasdaq, whichever is applicable pursuant to the preceding paragraph.
(e)	No employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or participating subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with and shall be construed in accordance with Section 423(b)(8) of the Code. If the participant’s accumulated payroll deductions on the last day of the Offering Period would otherwise enable the participant to purchase Common Stock in excess of the Section 423(b)(8) limitation described in this paragraph, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the shares actually purchased shall be promptly refunded to the participant by the Company, without interest.

5.	Exercise of Option

Each eligible employee who continues to be a participant in the Plan on the last day of an Offering Period shall be deemed to have exercised his or her option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his or her accumulated payroll deductions on such date, plus any amount carried forward pursuant to Article 8 hereof, will pay for at the Option Exercise Price, but in no event may an employee purchase shares of Common Stock in excess of 3,000 shares of Common Stock on the last day of the Offering Period commencing on May 1 and ending on October 31 and 6,000 shares of Common Stock (less the number of shares purchased during the Offering Period ending on the immediately preceding October 31) on the last day of the Offering Period commencing on November 1 and ending on April 30. If a participant is not an employee on the last day of an Offering Period and throughout an Offering Period, he or she shall not be entitled to exercise his or her option. All options issued under the Plan shall, unless exercised as set forth herein, expire at the end of the Offering Period during which such options were issued.

6.	Authorization for Entering Plan

(a)	An eligible employee may enter the Plan by enrolling on-line with the Company’s designated Plan Administrator (the “Plan Administrator”):
(i)	stating the amount to be deducted regularly from his or her pay;
(ii)	authorizing the purchase of stock for him or her in each Offering Period in accordance with the terms of the Plan; and

Such Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of the next succeeding Offering Period and shall take effect only if the employee is an eligible employee on the first business day of such Offering Period.

(b)	The Company will accumulate and hold for the employee’s account the amounts deducted from his or her pay. No interest will be paid thereon. Participating employees may not make any separate cash payments into their account.
(c)	Unless an employee files a new Authorization or withdraws from the Plan, his or her deductions and purchases under the Authorization he or she has on file under the Plan will continue as long as the Plan remains in effect. An employee may increase or decrease the amount of his or her payroll deductions as of the first day of the next succeeding Offering Period except as provided in Section 9 below by changing his authorized deduction on-line with the Plan Administrator. Such new Authorization must be received by the Plan Administrator at least ten (10) business days before the first day of such next succeeding Offering Period.

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7.	Maximum Amount of Payroll Deductions

An employee may authorize payroll deductions in any even dollar amount up to but not more than fifteen percent (15%) of his or her base pay; provided, however, that the minimum deduction in respect of any payroll period shall be five dollars ($5); and provided further that the maximum percentage shall be reduced to meet the requirements of Section 4(e) hereof. Base pay means regular straight-time earnings and, if applicable, commissions, but excluding payments for overtime, bonuses, and other special payments.

8.	Unused Payroll Deductions

Only full shares of Common Stock may be purchased. Any balance remaining in an employee’s account after a purchase and at the end of an Offering Period will be reported to the employee. The employee may elect to carry forward to the next Offering Period such balance or receive a refund of such excess in a single cash payment without interest. An employee’s election to receive a refund will not have any affect on the employee’s participation in the Plan and will not be governed by the provisions of Section 10.

9.	Change in Payroll Deductions

Deductions may be increased or decreased no more than one time each during an Offering Period subject to the limitations set forth in Section 7 hereof.

An employee who decreases his payroll deductions to zero may still remain a participant during the Offering Period so long as the employee does not make a withdrawal pursuant to Section 10(a) hereof.

10.	Withdrawal from the Plan

(a)	An employee may withdraw from the Plan and withdraw all but not less than all of the payroll deductions credited to his or her account under the Plan at any time prior to the last day of an Offering Period by withdrawing on-line through the Plan Administrator in which event the Company will promptly refund without interest the entire balance of such employee’s deductions not theretofore used to purchase Common Stock under the Plan.
(b)	If employee withdraws from the Plan, the employee’s rights under the Plan will be terminated and no further payroll deductions will be made. To reenter, such an employee must file a new Authorization within a reasonable period of time, as designated by the Plan Administrator, prior to the last day of a particular Pay Period. Such Authorization will become effective at the beginning of the next Offering Period provided that he or she is an eligible employee on the first business day of the Offering Period.

11.	Issuance of Stock

Shares of Common Stock issued to participants will be delivered as soon as practicable after each Offering Period. Common Stock purchased under the Plan will be issued only in the name of the employee, or, if the employee’s Authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

12.	No Transfer or Assignment of Employee’s Rights

Neither payroll deductions credited to an employee’s account nor any rights with regard to the exercise of an option or to receive stock under the Plan may be assigned, transferred, pledged, or otherwise disposed of in any way by the employee. Any such attempted assignment, transfer, pledge, or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Article 10. Any option granted to an employee may be exercised only by him or her, except as provided in Article 13 in the event of an employee’s death.

13.	Termination of Employee’s Rights

(a)	Except as set forth in the last paragraph of this Article 13, an employee’s rights under the Plan will terminate when he or she ceases to be an employee because of retirement, resignation, lay-off, discharge, death, change of status, failure to remain in the customary employ of the Company for greater than twenty (20) hours per week, cessation of

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his or her subsidiary to be a subsidiary or a participating subsidiary, or for any other reason. A Withdrawal Notice will be considered as having been received from the employee on the day his or her employment ceases, and all payroll deductions not used to purchase Common Stock will be refunded.

(b)	If an employee’s payroll deductions are interrupted by any legal process, a Withdrawal Notice will be considered as having been received from him or her on the day the interruption occurs.
(c)	Upon termination of the participating employee’s employment because of death, the employee’s beneficiary (as defined in Article 14) shall have the right to elect, by written notice given to the Treasurer of the Company prior to the expiration of the thirty (30) day period commencing with the date of the death of the employee, either (i) to withdraw, without interest, all of the payroll deductions credited to the employee’s account under the Plan, or (ii) to exercise the employee’s option for the purchase of shares of Common Stock on the last day of the related Offering Period for the purchase of that number of full shares of Common Stock reserved for the purpose of the Plan which the accumulated payroll deductions in the employee’s account at the date of the employee’s death will purchase at the applicable Option Exercise Price (subject to the maximum number set forth in Article 5), and any excess in such account will be returned to said beneficiary. In the event that no such written notice of election shall be duly received by the Treasurer of the Company, the beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the employee’s account at the date of the employee’s death and the same will be paid promptly to said beneficiary, without interest.

14.	Designation of Beneficiary

A participating employee may file a written designation of a beneficiary who is to receive any Common Stock and/or cash in case of his or her death. Such designation of beneficiary may be changed by the employee at any time by written notice. Upon the death of a participating employee and upon receipt by the Company of proof of the identity and existence at the employee’s death of a beneficiary validly designated by him under the Plan, the Company shall deliver such Common Stock and/or cash to such beneficiary. In the event of the death of a participating employee and in the absence of a beneficiary validly designated under the Plan who is living at the time of such employee’s death, the Company shall deliver such Common Stock and/or cash to the executor or administrator of the estate of the employee, or if, to the knowledge of the Company, no such executor or administrator has been appointed, the Company, in the discretion of the Committee, may deliver such Common Stock and/or cash to the spouse or to any one or more dependents of the employee as the Committee may designate. No beneficiary shall, prior to the death of the employee by whom he or she has been designated, acquire any interest in the Common Stock or cash credited to the employee under the Plan.

15.	Termination and Amendments to Plan

(a)	The Plan may be terminated at any time by the Committee, but such termination shall not affect options then outstanding under the Plan. Notwithstanding the foregoing, it will terminate when all of the shares of Common Stock reserved for the purposes of the Plan have been purchased. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase Common Stock will be carried forward into the employee’s payroll deduction account under a successor plan, if any, or promptly refunded without interest.
(b)	The Board of Directors reserves the right to amend the Plan from time to time in any respect; provided, however, that no amendment shall be effective without stockholder approval if the amendment would (a) except as provided in Articles 3, 4, 23 and 24, increase the aggregate number of shares of Common Stock to be offered under the Plan, (b) change the class of employees eligible to receive options under the Plan, if such action would be treated as the adoption of a new plan for purposes of Section 423(b) of the Code, or (c) cause Rule 16b-3 under the Securities Exchange Act of 1934, or a successor rule, to become inapplicable to the Plan.

16.	Limitations of Sale of Stock Purchased Under the Plan

The Plan is intended to provide shares of Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his or her own affairs. Employees, therefore, may sell Common Stock purchased under the Plan at any time, subject to compliance with any applicable federal or state securities laws and subject to any restrictions imposed under Article 26 hereof to ensure that tax withholding obligations are satisfied. THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

17.	Company’s Payment of Expenses Related to Plan

The Company will bear all costs of administering and carrying out the Plan.

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18.	Participating Subsidiaries

The term “participating subsidiaries” shall mean any subsidiary of the Company which is designated by the Committee (as defined in Article 19) to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the shareholders.

19.	Administration of the Plan

(a)	The Plan shall be administered by a committee (the “Committee”) which shall be the Compensation Committee of the Board of Directors or another committee appointed by the Board of Directors. The Committee shall consist of not less than two members of the Company’s Board of Directors, all of whom shall qualify as non-employee directors within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor rule. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. No member of the Committee shall be eligible to participate in the Plan while serving as a member of the Committee. In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all power and authority to administer the Plan. In such event, the word “Committee” wherever used herein shall be deemed to mean the Board of Directors.

(b)	The Committee shall select one of its members as chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.
(b)	The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best. With respect to persons subject to Section 16 of the Securities and Exchange Act of 1934, as amended, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under said Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by that Committee.
(d)	Promptly after the end of each Offering Period, the Committee shall prepare and distribute to each participating employee in the Plan a report containing the amount of the participating employee’s accumulated payroll deductions as of the last day of the Offering Period, the Option Exercise Price for such Offering Period, the number of shares of Common Stock purchased by the participating employee with the participating employee’s accumulated payroll deductions, and the amount of any unused payroll deductions either to be carried forward to the next Offering Period, or returned to the participating employee without interest.
(e)	No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. The Company shall indemnify each member of the Board of Directors and the Committee to the fullest extent permitted by law with respect to any claim, loss, damage or expense (including counsel fees) arising in connection with their responsibilities under this Plan.

20.	Optionees Not Shareholders

Neither the granting of an option to an employee nor the deductions from his or her pay shall constitute such employee a stockholder of the Company with respect to the shares covered by such option until such shares have been purchased by and issued to him or her.

21.	Application of Funds

The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan may be used for any corporate purposes, and the Company shall not be obligated to segregate participating employees’ payroll deductions.

22.	Governmental Regulation

(a)	The Company’s obligation to sell and deliver shares of the Company’s Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such stock.
(b)	In this regard, the Board of Directors may, in its discretion, require as a condition to the exercise of any option that a Registration Statement under the Securities Act of 1933, as amended, with respect to the shares of Common Stock reserved for issuance upon exercise of the option shall be effective.

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23.	Effect of Changes of Common Stock

If the Company should subdivide or reclassify the Common Stock which has been or may be optioned under the Plan, or should declare thereon any dividend payable in shares of such Common Stock, or should take any other action of a similar nature affecting such Common Stock, then the number and class of shares of Common Stock which may thereafter be optioned (in the aggregate and to any individual participating employee) shall be adjusted accordingly.

24.	Merger or Consolidation

If the Company should at any time merge into or consolidate with another corporation, the Board of Directors may, at its election, either (i) terminate the Plan and refund without interest the entire balance of each participating employee’s payroll deductions, or (ii) entitle each participating employee to receive on the last day of the Offering Period upon the exercise of outstanding options for each share of Common Stock as to which such options shall be exercised the securities or property to which a holder of one share of the Common Stock was entitled upon and at the time of such merger or consolidation, and the Board of Directors shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of this Article 25 shall thereafter be applicable, as nearly as reasonably possible. A sale of all or substantially all of the assets of the Company shall be deemed a merger or consolidation for the foregoing purposes.

25.	Notice to Company of Disqualifying Disposition

By electing to participate in the Plan, each participant agrees to promptly give to the Company notice in writing of any Common Stock disposed of within two years after the first day of the Offering Period on which the related option was granted showing the number of such shares disposed of. Each participant further agrees to provide any information about such a transfer as may be requested by the Company or any subsidiary corporation in order to assist it in complying with the tax laws. Such dispositions generally are treated as “disqualifying dispositions” under Sections 421 and 424 of the Code, which have certain tax consequences to participants and to the Company and its participating subsidiaries.

26.	Withholding of Additional Federal Income Tax

By electing to participate in the Plan, each participant acknowledges that the Company and its participating subsidiaries are required to withhold taxes with respect to the amounts deducted from the participant’s compensation and accumulated for the benefit of the participant under the Plan, and each participant agrees that the Company and its participating subsidiaries may deduct additional amounts from the participant’s compensation, when amounts are added to the participant’s account, used to purchase Common Stock or refunded, in order to satisfy such withholding obligations. Each participant further acknowledges that when Common Stock is purchased under the Plan the Company and its participating subsidiaries may be required to withhold taxes with respect to all or a portion of the difference between the fair market value of the Common Stock purchased and its purchase price, and each participant agrees that such taxes may be withheld from compensation otherwise payable to such participant. It is intended that tax withholding will be accomplished in such a manner that the full amount of payroll deductions elected by the participant under the Plan will be used to purchase Common Stock. However, if amounts sufficient to satisfy applicable tax withholding obligations have not been withheld from compensation otherwise payable to any participant, then, notwithstanding any other provision of the Plan, the Company may withhold such taxes from the participant’s accumulated payroll deductions and apply the net amount to the purchase of Common Stock, unless the participant pays to the Company, prior to the exercise date, an amount sufficient to satisfy such obligations. Each participant further acknowledges that the Company and its participating subsidiaries may be required to withhold taxes in connection with the disposition of stock acquired under the Plan and agrees that the Company or any participating subsidiary may take whatever action it considers appropriate to satisfy such withholding requirements, including deducting from compensation otherwise payable to such participant an amount sufficient to satisfy such withholding requirements or conditioning any disposition of Common Stock by the participant upon the payment to the Company or such subsidiary of an amount sufficient to satisfy such withholding requirements.

27.	Approval

This Plan was originally adopted by the Board of Directors on December 7, 1992 and was approved by the shareholders of the Company on April 30, 1993.

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FUELCELL ENERGY, INC.
3 GREAT PASTURE ROAD
PO BOX 1305
DANBURY, CT 06813-1305
ATTN: CORPORATE SECRETARY

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	0	0	0

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

Nominees

01 Arthur A. Bottone 02 Richard A. Bromley 03 J. H. England 04 William A. Lawson 05 John A. Rolls
06 Christopher S. Sotos 07 Togo Dennis West, Jr.

The Board of Directors recommends you vote FOR proposals 2., 3., 4. and 5.

	For	Against	Abstain
2. To ratify the selection of the independent registered public accounting firm for fiscal 2015;	0	0	0
3. To amend the FuelCell Energy, Inc. Amended and Restated Articles of Incorporation increasing its authorized common stock from 400.000.000 to 475.000.000 shares;	0	0	0
4. To amend the FuelCell Energy, Inc. Amended and Restated Section 423 Employee Stock Purchase Plan, increasing the number of shares reserved for issuance from 1,900,000 to 2,900,000; and	0	0	0
5. To authorize the Board of Directors to effect a reverse stock split and proportionately reduce the number of authorized shares of common stock in connection with a reverse stock split (such authorization to expire on April 2, 2016)	0	0	0

	Yes	No
Please indicate if you plan to attend this meeting	0	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

0000192346_1 R1.0.0.51160

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